UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant
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Filed by a Party other than the Registrant
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under Rule 14a-12

Stewart Information Services Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Amount Previously Paid:

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STEWART INFORMATION SERVICES CORPORATION
1360 Post Oak Boulevard, Suite 100
Houston, Texas 77056
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 27, 2021
Notice is hereby given that Stewart Information Services Corporation, a Delaware corporation, will hold its 2021 Annual Meeting on Thursday, May 27, 2021, at 8:30 a.m., CDT. In light of the continuing public health impact of the coronavirus (COVID-19) pandemic, recommendations from federal, state and local authorities and to support the health and well-being of our employees, stockholders and Board of Directors, this year’s Annual Meeting will be a completely virtual meeting of stockholders, conducted solely via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.meetingcenter.io/238851520 and using the 15-digit control number provided on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card which are being delivered (by postal service or e-mail) to you on or around April 15, 2021. The password for the meeting is STC2021. There is no physical location for the Annual Meeting. We are utilizing the latest technology to provide safe access for our stockholders. Hosting a virtual meeting will enable greater stockholder attendance and participation from any location. Details regarding how to participate in the meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying proxy statement. This meeting is being held for the following purposes:
(1)
To elect nine directors to the Stewart Information Services Corporation Board of Directors;

(2)
To approve an advisory resolution regarding the compensation of Stewart Information Services Corporation’s named executive officers;

(3)
To ratify the appointment of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2021; and

(4)
To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

In addition to the foregoing, the Annual Meeting will include the transaction of such other business as may properly come before the Annual Meeting, or any adjournment(s), continuation(s), rescheduling(s) or postponement(s) thereof.
The holders of record of Stewart’s Common Stock at the close of business on April 1, 2021, will be entitled to vote at the Annual Meeting.
As permitted by the Securities and Exchange Commission rules, the Company will furnish 2021 proxy materials over the Internet. On or around April 15, 2021, we are delivering (by postal service or e-mail) to most of our stockholders the Notice instead of a paper copy of our proxy materials, which include the Notice of Annual Meeting, our Proxy Statement, our 2020 Annual Report and a proxy card or voting instruction form. The Notice contains instructions on how to access those documents on the Internet and how to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials by postal service or by e-mail. If you receive a paper copy of our proxy materials, you can cast your vote by completing the enclosed proxy card and returning it in the postage-prepaid envelope provided, or by utilizing the telephone or Internet voting systems. Returning a signed proxy card or submitting a proxy over the Internet or by telephone will not affect your right to vote at the virtual Annual Meeting. Please submit your proxy promptly to avoid the expense of additional proxy solicitation.
By Order of the Board of Directors,

David Hisey
April 15, 2021	Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD May 27, 2021
The proxy statement for the 2021 Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available free of charge at:
For registered holders: www.envisionreports.com/STC
For beneficial holders: www.edocumentview.com/STC
IMPORTANT
You are cordially invited to attend the 2021 Annual Meeting via live webcast. YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, please vote as soon as possible. As an alternative to voting at the 2021 Annual Meeting, you may vote via the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “How You Can Vote” on page 3 of the proxy statement. You may revoke a previously delivered proxy at any time prior to the 2021 Annual Meeting. If you are a registered holder and decide to attend the 2021 Annual Meeting and wish to change your proxy vote, you may do so automatically by voting at the 2021 Annual Meeting.

General Information

i

STEWART INFORMATION SERVICES CORPORATION
1360 Post Oak Boulevard, Suite 100,
Houston, Texas 77056
(713) 625-8100
PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 27, 2021
Except as otherwise specifically noted, the “Company,” “SISCO,” “Stewart,” “we,” “our,” “us,” and similar words in this proxy statement refer to Stewart Information Services Corporation.
Stewart Information Services Corporation is furnishing this proxy statement to our stockholders in connection with the solicitation by our board of directors (the “Board” or the “Board of Directors”) of proxies for the 2021 annual meeting of stockholders we are holding on Thursday, May 27, 2021, at 8:30 a.m., CDT (the “2021 Annual Meeting”), or for any adjournment(s) of that meeting. The 2021 Annual Meeting will be held solely virtually via live webcast at www.meetingcenter.io/238851520.
As permitted by the Securities and Exchange Commission (“SEC”), we are providing most of our stockholders with access to our proxy materials over the Internet rather than in paper form. Accordingly, on or about April 15, 2021, we will deliver (by postal service or e-mail) to most stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials over the Internet and mail printed copies of the proxy materials to the rest of our stockholders. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials by postal delivery. Instead, the Notice instructs you on how to access and review all of the important information contained in this proxy statement and our 2020 Annual Report to Stockholders. The Notice also instructs you on how to submit your proxy via the Internet. If you receive the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.
Record Date; Voting Rights and Outstanding Shares
At the close of business on April 1, 2021 (the “Record Date”), 26,951,845 shares of our Common Stock were outstanding and entitled to vote, and only the holders of record on the Record Date may vote at the 2021 Annual Meeting. A quorum will exist if a majority of the holders of Common Stock issued and outstanding and entitled to vote, are present in person or represented by proxy. We will count the shares held by each stockholder who is present in person or represented by proxy at the meeting to determine the presence of a quorum at the meeting. Virtual attendance at our 2021 Annual Meeting constitutes presence in person for purposes of quorum at the 2021 Annual Meeting.
Each holder of our Common Stock will be entitled to cast one vote per share for or against each of the director nominees.
Unless there are director nominees other than those nominated by the Board of Directors, a director nominee will be elected as a director if the votes cast for his or her election exceed votes cast against his or her election. In this case, any director nominee who does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation following the failure to receive the required vote. Pursuant to the Company’s By-Laws, if the Secretary of the Company determines that the number of director nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mail date of the proxy statement, a plurality voting standard will apply and a director nominee receiving a plurality of votes cast will be elected as a director. For the purpose of electing directors, broker non-votes and abstentions are not treated as a vote cast affirmatively or negatively, and therefore will not affect the outcome of the election of directors. Both abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. If your properly executed proxy does not specify how you want your shares voted the shares represented by your proxy will be voted “FOR” each of the director nominees.
Our stockholders will vote on the approval of the advisory resolution regarding the compensation of our named executive officers. Approval of this proposal requires the affirmative vote of the majority of the shares voted at the 2021 Annual Meeting. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Broker non-votes will not be counted. Abstentions, which will be counted as shares present for purposes of determining a quorum, will not be considered in determining the results of the voting for this proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this proposal.
Our stockholders will vote on the ratification of the appointment of KPMG LLP as our independent auditors for 2021. The ratification of this proposal requires the affirmative vote of a majority of the shares voted at the 2021 Annual Meeting. Under New York Stock Exchange (“NYSE”) rules, the approval of our independent auditors is considered a routine matter, which means that brokerage firms may vote in their discretion on this proposal if the beneficial owners do not provide the brokerage firms with voting instructions. Abstentions, which will be counted as shares present for purposes of determining a quorum, will not be considered in determining the results of the voting for this proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this proposal.
With respect to all of the Proposals described above, if you hold your shares through the Company’s 401K Plan, and you do not timely vote, the trustee for the 401K Plan will vote the shares allocated to you in the same proportion as the shares that are voted by all other participants under the 401K Plan.
Whether or not you plan to attend the 2021 Annual Meeting, and whatever the number of shares you own, if you received proxy materials by mail please complete, sign, date and promptly return the enclosed proxy card. Please use the accompanying envelope, which requires no postage if mailed in the United States. You may also vote your shares by telephone or internet by following the instructions on the enclosed proxy card. Please note, however, that if you wish to vote in person at the 2021 Annual Meeting and your shares are held of record by a broker, bank or other nominee, you must obtain a “legal” proxy issued in your name from that record holder.
If a proxy is duly granted and returned over the Internet, by telephone or by mailing a proxy card in the accompanying form, the shares represented by the proxy will be voted as directed. Unless you specify otherwise, the shares represented by your proxy will be voted (i) for the nine Board of Directors’ nominees listed therein, (ii) for the approval of the advisory resolution regarding the compensation of Stewart Information Services Corporation’s named executive officers, and (iii) for the ratification of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2021.
Recommendation of the Board of Directors
The Board of Directors recommends that you vote:
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FOR the nine nominees for director (Proposal 1),

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FOR the approval of the advisory resolution regarding the compensation of Stewart Information Services Corporation’s named executive officers (Proposal 2),

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FOR the ratification of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2021 (Proposal 3)

Revocation of Proxies
You may revoke or change a previously delivered proxy at any time prior to its exercise at the 2021 Annual Meeting by the following methods:
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if you voted by Internet or telephone, by subsequent voting via the Internet or by telephone;

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by voting your shares electronically during the live webcast of the 2021 Annual Meeting by using the “Cast Your Vote” link on the meeting site;

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if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions; or

•
mailing your request to our Secretary at Stewart Information Services Corporation, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056, specifying such revocation, so that it is received not later than 4:00 p.m. Central Time, on May 26, 2021.

How You Can Vote
You may vote by attending the 2021 Annual Meeting which is being held virtually and voting at the virtual meeting or you may vote by submitting a proxy. If you are the record holder of your stock, you may vote by submitting your proxy via the Internet, by telephone or through the mail.
To vote via the Internet, follow the instructions on the Notice or go to the Internet address stated on your proxy card. To vote by telephone, call the number on your proxy card. If you receive only the Notice, you may follow the procedures outlined in the Notice, which contains instructions on how to vote via the Internet or by telephone or receive a paper proxy card to vote by mail. Internet and telephone voting for Common Stock are available through 11:59 p.m. Eastern Time on May 26, 2021.
As an alternative to voting by telephone or via the Internet, you may vote by mail. If you receive only the Notice, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you receive a paper copy of the proxy materials and wish to vote by mail, simply mark your proxy card, date and sign it and return it in the postage-prepaid envelope. Proxy cards sent by mail, if received in time for voting and not revoked, will be voted at the Annual Meeting according to the instructions on the proxy cards. If no instructions are indicated, the shares represented by the proxy will be voted as set forth above under “Record Date; Voting Rights and Outstanding Shares.”
If you hold your shares of our Common Stock in street name you will receive the Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of this proxy statement and proxy card by following the instructions on the Notice provided by your broker, bank or other nominee.
Stockholders who submit a proxy via the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by such stockholders. Stockholders who submit a proxy via the Internet or by telephone need not return a proxy card or the form forwarded by your broker, bank or other nominee by mail.
Attending the 2021 Annual Meeting
In light of the continuing public health impact of the coronavirus (COVID-19) pandemic, recommendations from federal, state and local authorities, and to support the health and well-being of our employees, stockholders and Board of Directors, the 2021 Annual Meeting will be a completely virtual meeting of stockholders, conducted solely via live webcast at www.meetingcenter.io/238851520. You are entitled to participate in the 2021 Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the 2021 Annual Meeting. No physical meeting will be held.
You will be able to attend the 2021 Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/238851520. You also will be able to vote your shares online by attending the 2021 Annual Meeting by webcast. The password for the meeting is STC2021. If you encounter technical difficulties accessing the virtual annual meeting, please go to https://support.vevent.com/ and a link on the meeting page will provide further assistance should you need it, or you may call 1-888-724-2416 for common issues and questions.
To participate in the 2021 Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. You may also visit www.meetingcenter.io/238851520. and use the 15-digit control number provided on your Notice or proxy card which were mailed to you on or around April 15, 2021 to access additional information.

If you were a beneficial holder of record of our Common Stock as of the Record Date (i.e., you hold your shares in “street name” through an intermediary, such as a bank or broker), you must register in advance to virtually attend the 2021 Annual Meeting. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of our Common Stock you held as of the Record Date, along with your name and email address, to Computershare. Please forward the email from your broker, or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 17, 2021. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/238851520 and enter your 15-digit control number and the meeting password, STC2021.
The online meeting will begin promptly at 8:30 a.m., Central Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.
During the meeting, registered holders will be able to submit questions by logging into the virtual platform at www.meetingcenter.io/238851520 and following the instructions within.
Questions pertinent to meeting matters will be answered during the 2021 Annual Meeting. The 2021 Annual Meeting is not to be used as a forum to present personal matters, or general economic, political or other views that are not directly related to the business of Stewart and the matters properly before the 2021 Annual Meeting, and therefore questions on such matters will not be answered.
In accordance with our bylaws, a complete list of stockholders entitled to vote at the 2021 Annual Meeting will be available for inspection by stockholders at our offices during normal business hours, during the 10 days prior to the 2021 Annual Meeting as well as during the 2021 Annual Meeting at www.meetingcenter.io/238851520 (as shown above).
Registering to Attend the 2021 Annual Meeting
If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the 2021 Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the 2021 Annual Meeting virtually on the Internet.
To register to attend the 2021 Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Stewart holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 17, 2021.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email:
Forward the email from your broker, or attach an image of your legal proxy, to
legalproxy@computershare.com
By mail*:
Computershare
Stewart Information Services Corporation Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

*
As stated above, you must include your email address in your request

Cost of Solicitation
We will bear the cost of the solicitation of our proxies. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, or by a few of our regular employees and officers without additional compensation and by certain officers or employees of Innisfree M&A Incorporated (“Innisfree”). We have hired Innisfree, 501 Madison Avenue, 20th Floor, New York, NY 10022 to assist us in the solicitation of proxies for a fee of $8,000 plus out-of-pocket expenses.
Questions
If you have any questions or need assistance in voting your shares, please call Innisfree at 888-750-5834.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2021, for:
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each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

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each of our directors and director nominees;

•
each of our named executive officers; and

•
all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the following table have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 26,951,849 shares of Common Stock outstanding at April 1, 2021. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, or restricted stock units (RSUs) held by that person that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of April 1, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o Stewart Information Services Corporation, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056.
Beneficial Owner	Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class
5% Stockholders
BlackRock, Inc . .	Common Stock	3,915,542(2)	14.53
55 East 52nd Street
New York, New York 10055
Victory Capital	Common Stock	2,072,394(3)	7.70
4900 Tiedeman Rd., 4th Floor
Brooklyn, OH 44144
Wells Fargo & Company .	Common Stock	1,718,844(4)	6.38
420 Montgomery Street
San Francisco, CA 94163
The Vanguard Group	Common Stock	1,692,304(5)	6.28
100 Vanguard Blvd. Malvern, PA 19355
Malvern, PA 19355
Dimensional Fund Advisors LP . .	Common Stock	1,497,634(6)	5.56
Palisades West, Building One
6300 Bee Cave Road
Austin, Texas 78746
Named Executive Officers, Directors and Nominees
Frederick H. Eppinger†◦	Common Stock	80,022(7)	*
David C. Hisey	Common Stock	37,537(8)	*
John L. Killea	Common Stock	42,249(9)	*
Steven M. Lessack	Common Stock	2,558 (10)	*

Beneficial Owner	Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Tara S. Smith	Common Stock	2,869(11)	*
Matthew Morris†◦	Common Stock	96,644(12)	*
Thomas G. Apel†◦	Common Stock	34,451(13)	*
C. Allen Bradley, Jr.†◦	Common Stock	9,303(14)	*
Robert L. Clarke†◦	Common Stock	50,471(15)	*
William S. Corey, Jr. †◦	Common Stock	1,702(16)	*
Deborah J. Matz†◦	Common Stock	1,838(17)	*
Karen Pallotta†◦	Common Stock	2,465(18)	*
Manuel Sánchez†◦	Common Stock	3,865(19)	*
All executive officers and directors as a group (13 persons)	Common Stock	364,634	*

*
Less than 1%.

†
Director nominee

◦
Current director

(1)
Unless otherwise indicated, the beneficial owner has sole voting and dispositive power with respect to all shares indicated.

(2)
BlackRock, Inc. reported sole voting power with respect to 3,872,612 of such shares and sole dispositive power with respect to 3,915,542 shares in its report on Schedule 13G/A filed January 26, 2021.

(3)
Victory Capital reported sole voting power with respect to 2,040,679 of such shares, and sole dispositive power with respect to 2,072,394 shares in its report on Schedule 13G filed February 4, 2021.

(4)
Wells Fargo & Company reported sole voting power with respect to 82,286 of such shares, and sole dispositive power with respect to 82,286 shares, and shared dispositive power with respect to 1,636,558 shares in its report on Schedule 13G filed February 12, 2021.

(5)
The Vanguard Group reported sole voting power with respect to none of such shares, shared voting power with respect to 26,878 shares, sole dispositive power with respect to 1,644,277 shares, and shared dispositive power with respect to 48,027 shares in its report on Schedule 13G filed February 8, 2021.

(6)
Dimensional Fund Advisors LP reported sole voting power with respect to 1,436,539 of such shares and sole dispositive power with respect to 1,497,634 shares in its report on Schedule 13G filed February 16, 2021. Dimensional Fund Advisors LP is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 and disclaims beneficial ownership of all securities reported in such Schedule 13G.

(7)
The amount shown does not include 57,375 unvested restricted stock units as of April 1, 2021, and 187,424 shares subject to stock options.

(8)
The amount shown does not include 37,873 unvested restricted stock units as of April 1, 2021, and 93,194 shares subject to stock options.

(9)
The amount shown includes 9 shares held through the Company’s 401K plan. The amount shown does not include 18,781 unvested restricted stock units as of April 1, 2021, and 46,669 shares subject to stock options.

(10)
The amount shown includes 703 shares indirectly owned by spouse, and 647 shares held indirectly by spouse through the Company’s 401K plan. The amount shown does not include 15,161 unvested restricted stock units as of April 1, 2021, and 34,680 shares subject to stock options.

(11)
Includes 11 shares in the Company’s 401K Plan. The amount shown does not include 8,889 unvested restricted stock units as of April 1, 2021, and 26,220 shares subject to stock options.

(12)
Includes 1,826 shares of restricted stock and 11 shares held in an IRA.

(13)
The amount shown includes 1,826 shares of restricted stock.

(14)
The amount shown includes 3,226 shares of restricted stock.

(15)
The amount shown includes 3,226 shares of restricted stock.

(16)
The amount shown includes 1,691 shares of restricted stock.

(17)
The amount shown includes 1,826 shares of restricted stock.

(18)
The amount shown includes 1,826 shares of restricted stock.

(19)
The amount shown includes 3,226 shares of restricted stock.

Delinquent Section 16(a) Reports
Each of our directors and certain officers is required to report to the SEC, by a specified date, his or her transactions related to our Common Stock. Based solely on a review of the copies of reports furnished to us or written representations that no other reports were required, we believe that all filing requirements applicable to our executive officers, directors and greater-than 10% beneficial owners were met during 2020, except as follows: Ms. Matz failed to timely file one report covering one transaction.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
At our 2021 Annual Meeting, our stockholders will elect nine directors, constituting the entire Board of Directors. The Chairman of the Board is elected by the Board of Directors following the annual meeting of stockholders.
Director Nominees
The following persons have been nominated by the Board of Directors for election as directors by our stockholders. The persons named in your proxy intend to vote the proxy for the election of each of these nominees, unless you specify otherwise. Although we do not believe that any of these nominees will become unavailable, if one or more should become unavailable before the 2021 Annual Meeting, your proxy will be voted for another nominee, or other nominees, selected by our Board of Directors.
Nominee	Age	Position	Since
Thomas G. Apel	59	Director and Chairman	2009
C. Allen Bradley, Jr.	69	Director	2016
Robert L. Clarke	78	Director	2004
William S. Corey, Jr.	61	Director	2020
Frederick H. Eppinger, Jr.	62	Director and Chief Executive Officer	2016
Deborah J. Matz	70	Director	2020
Matthew W. Morris	49	Director	2016
Karen R. Pallotta	57	Director	2019
Manuel Sánchez	55	Director	2019
Each director nominee was elected as a director at our 2020 annual meeting of stockholders.
Thomas G. Apel is the Chairman of the Board of Directors. He is Chief Executive Officer (“CEO”) of Adfitech, Inc., an outsource service provider to the mortgage industry located in Edmond, Oklahoma. Until December of 2019, he also served as a research affiliate with the Massachusetts Institute of Technology (MIT), focusing on business model taxonomy, corporate board effectiveness and IT portfolio strategies. From 2006 until January 1, 2013, Mr. Apel was President of Intrepid Ideas Inc., a product development, technology evaluation, and business strategy-consulting firm for financial services and real estate finance companies. Additionally, from 2006 to September 2009, Mr. Apel served as Chairman of Adfitech, Inc.
Prior to 2006, he served as President and CEO of Centex Title and Ancillary Services, and was responsible for management, strategy development and implementation of a highly profitable business unit containing national title, escrow, title insurance and property and casualty insurance operations. His background also includes extensive experience in mortgage lending and related real estate lending operations.
Qualifications:   Mr. Apel has significant knowledge and experience in the mortgage, title, insurance and technology industries, as well as in corporate management, strategy, finance and start-up businesses. His familiarity with mortgage and other real estate lending provides a valuable perspective in several of the Company’s essential customer segments.
C. Allen Bradley, Jr. served as executive chairman of Amerisafe, Inc. from 2005 to 2016. He served at Amerisafe as CEO from 2003 to 2015, president from 2002 to 2008, and Executive Vice President from 2000 to 2002. Mr. Bradley was Amerisafe’s Executive Vice President and General Counsel from 1996 to 2000. As Executive Vice President-Operations from 1994 to 1996, he managed operations for Mor-Tem Systems, Inc.
Mr. Bradley practiced law in Louisiana from 1976 to 1994 and was elected to the Louisiana House of Representatives, where he served as a state representative from 1984 to 1992. He also served on the board of the National Council on Compensation Insurance, Inc. from 2012 to 2016, and is a past board member of Amerisafe, Inc. He earned his Bachelor of Arts at Southeastern Louisiana University. He was awarded his Juris Doctor degree from Louisiana State University. Mr. Bradley formerly served as a member of the Board of Directors and the Audit Committee of Tiberius Acquisition Corporation (a special purpose acquisition company) and on the Board of Directors, Audit, Nominating and Corporate Governance, and Compensation Committees of Acacia Research Corporation (NASDAQ: ACTG).
Qualifications:   Having served for over 24 years in corporate leadership positions, Mr. Bradley has extensive financial, legal, and operational expertise. Given his comprehensive knowledge of the insurance industry and appreciation of the title space, his contributions and insights bring substantial value to the Company.
Robert L. Clarke serves as Chair of the Audit Committee. He is Of Counsel to Bracewell LLP, where he founded the law firm’s national and international financial services practice. Mr. Clarke was appointed U.S. Comptroller of the Currency by President Ronald Reagan in 1985 and served until 1992 under Presidents Reagan and George H. W. Bush. He has extensive experience in bank ownership and operations, and expert knowledge of banking laws, regulations, and supervision, both in the U.S. and internationally.
Mr. Clarke has served as a consultant to the World Bank, as senior advisor to the President of the National Bank of Poland and as a Director of the Dubai Financial Services Authority. Mr. Clarke has previously served as an Advisory Director of Mutual of Omaha Bank (2016-2019), a director and member of the Audit and Nominating and Corporate Governance Committees of the board of directors of Eagle Materials Inc., a NYSE-listed manufacturer of building materials (1994-2016), and as Chair of the Risk Committee and member of the Audit Committee of Mutual of Omaha Insurance Company (2006-2016). Mr. Clarke is a Trustee Emeritus of Rice University from which he received its Distinguished Alumnus and Gold Medal awards and continues to serve as a member of its Audit and Public Affairs Committees. Additionally, Mr. Clarke is a Trustee and Treasurer of the Santa Fe Chamber Music Festival and a Trustee of its supporting Foundation, an Advisory Trustee of the Museum of New Mexico Foundation, and a Trustee of the Financial Services Volunteer Corps. He received a Bachelor of Arts in economics from Rice University, and an LL.B. from Harvard Law School.
Qualifications:   Mr. Clarke is a veteran attorney and banking professional with extensive experience in legal, regulatory, and corporate governance matters. His tenure in the U.S. government, along with his in-depth knowledge of banking and finance, as well as his prior board service, provide valued expertise to the Company.
William S. Corey, Jr. served as an Audit, Senior Relationship and National Pursuit Team Partner for PricewaterhouseCoopers LLP (“PwC”) from 2002 to 2020. He led the audit practice and served as office managing partner for PwC’s Baltimore office for over 11 years. He is on the board of GSE Systems, Inc. (NASDAQ: GVP), and serves as Chair of the Audit Committee, and as a member of both the Compensation Committee and Nominating and Corporate Governance Committee. Additionally, Mr. Corey recently joined the board of directors for Fundbox, Ltd. He also serves on the LP Advisory Committee for Squadra Ventures and the Board of Advisors for Greenspring Global Partners X, L.P., both Venture Capital Funds located in the Baltimore, Maryland area. Mr. Corey is currently on the Board of Directors of the Port Discovery Children’s Museum, and on the Board of Advisors of the James Madison University College of Business.
Mr. Corey is a certified public account licensed in Maryland, and has over 37 years of experience in public accounting with extensive experience in auditing SEC registrants, financial reporting, complex accounting, and internal controls evaluation. Prior to his PwC roles, he served as an audit partner at Arthur Andersen LLP from 1995 to 2002, and served in other roles in its Audit Practice from 1982 to 1995. Mr. Corey graduated with honors from James Madison University with a B.B.A. in accounting and finance and a minor in economics in 1982.
Qualifications:   For over 37 years, Mr. Corey has audited public and large private companies, and advised boards of directors and audit committees on financial reporting, internal controls, internal and external investigations, disaster recovery, regulatory reviews and cyber-attacks. Additionally, he is highly qualified as a “Financial Expert” for all public company audit committee and audit committee chair requirements. Having traveled extensively for clients around the world, he possesses a global perspective, and he has a proven ability to work collaboratively with management and board members. Mr. Corey’s financial insight and his expertise in risk and audit matters brings added depth and strength to the Board.

Frederick H. Eppinger serves as the CEO of the Company. Mr. Eppinger is an accomplished insurance industry veteran with more than 35 years of experience. He has served as a Stewart director since 2016 and is currently a director at Centene Corp. Until December 2019, he also served as a director of QBE Insurance Group Limited. Before joining Stewart, he served as president and CEO of The Hanover Insurance Group from 2003 until his retirement in 2016. Under his leadership, Hanover transformed into a property/casualty carrier with global reach, more than doubling the company’s employees and revenues.
From 2001 to 2003, Mr. Eppinger was executive vice president of Property and Casualty Field and Service Operations for The Hartford Financial Service Group. From 2000 to 2001, he was executive vice president of industry services, marketing and service operations for ChannelPoint, Inc., a business-to-business technology firm for insurance companies. Mr. Eppinger was a senior director and partner at the consulting firm of McKinsey & Co. from 1985 to 2000, where he was a leader in the insurance, financial services and health practices, and worked closely with insurance CEOs. Mr. Eppinger earned his Bachelor of Arts from the College of the Holy Cross and a Master of Business Administration from Dartmouth.
Qualifications:   Mr. Eppinger has more than 30 years of experience in the insurance industry. As CEO of Hanover Insurance, Mr. Eppinger led the company’s growth from its regional status to a global property/casualty carrier.
Deborah J. Matz is a member of the Board of Advisors of elphi, a start-up company that uses cutting edge technology to streamline the mortgage lending process. She is also on the Board of Advisors of RenoFi, a start-up that has developed a platform which enables financial institutions to make consumer home renovation loans based on the post-renovation value of the homes. From 2016 to 2020, she was a director for Mutual of Omaha Bank (“MO”), was vice chair of the Risk and Compliance Committee, and a member of the Audit and Compensation Committees. Prior to her tenure as director for MO, in 2009 she was appointed by President Barack Obama to serve as Board Chairman for the National Credit Union Administration (“NCUA”) and was confirmed unanimously by the U.S. Senate. She served in that position until 2016. As NCUA Board Chairman, Ms. Matz headed the independent agency that charters, regulates, and supervises federal credit unions and insures all federally insured credit unions. Together the credit unions that she supervised held $1.2 trillion in assets.
As one of 10 voting members of the Financial Stability Oversight Council (FSOC), Ms. Matz served alongside the U.S. Secretary of the Treasury, the Chairman of the Federal Reserve Board of Governors, the Chairman of the SEC, the Chairman of the FDIC, the Director of the Consumer Financial Protection Bureau, and the leaders of other financial regulatory agencies. Ms. Matz worked on Capitol Hill for 12 years in various capacities, including 9 years as an economist with the Congressional Joint Economic Committee. Ms. Matz earned a Master’s Degree in political science and government from George Washington University, and a Bachelor’s Degree in labor and industrial relations from Cornell University.
Qualifications:   Ms. Matz has extensive experience in regulatory oversight and risk management. As a leader, she instituted policies to enhance financial stability, workforce diversity and to improve cyber- and technological security. She is an effective, results-driven, visionary leader who embraces change and innovation, builds consensus, and applies the highest standards of governance. Her background and expertise brings valuable insight to Board discussions and decisions
Matthew W. Morris served as CEO of Stewart Information Services Corporation from 2011 to September 9, 2019 and as President from September 9, 2019 to January 15, 2020 . Before that, he served in various executive management positions for the Company, Stewart Title Company and Stewart Title Guaranty Company. Mr. Morris served as a consultant to the Company from January 16, 2020 to June 16, 2020.
Mr. Morris has served as a director for Cornerstone Strategic Value Fund, Inc., and Cornerstone Total Return Fund, Inc. since November 2017, and is a member of the Audit Committee and Nominating and Corporate Governance Committee for both companies. He previously served as director for a strategic litigation consulting firm, offering trial, and settlement sciences, crisis management and communications strategy.
Mr. Morris received a Bachelor of Business Administration in organizational behavior and business policy from Southern Methodist University, and a Master of Business Administration with a concentration in finance from The University of Texas.

Qualifications:   As a member of the Company’s founding family, Mr. Morris has intimate knowledge of the Company’s associates, operations, legal and regulatory matters and history. The Company benefits from his business experience, his highly respected leadership and his extensive knowledge of the title industry.
Karen Pallotta has been a director of Stewart since 2019. Ms. Pallotta is currently the President of KRP Advisory Services, a firm that she founded in 2012. Prior to that, Ms. Pallotta was employed at Fannie Mae for more than 20 years in progressive positions of leadership until her retirement in 2011. At Fannie Mae she most recently served as Executive Vice President of the Single Family Credit Guaranty division running the company’s largest business segment, and had direct responsibility for managing the firm’s $2.5 trillion guaranteed mortgages and overseeing all aspects of the acquisition and securitization of $50 billion in mortgages each month. In this role, Ms. Pallotta also served on the company’s eight-member executive committee comprising the company’s top executives responsible for setting the overall strategic direction of the firm. During her decades at the company, she held many prior executive positions with responsibility for risk management, product development, sales and marketing, customer technology, transaction management and credit guaranty pricing. Most recently, Ms. Pallotta served on the Board of Directors of Redwood Trust (NYSE: RWT) and as a member of their Audit and Compensation committees.
Pallotta received her Bachelor of Arts degree from The Pennsylvania State University in University Park, Pennsylvania and her Masters of Business Administration from the University of Maryland in College Park, Maryland.
Qualifications:   Ms. Pallotta has more than 30 years of management experience in financial services, risk management and mortgage banking. The industry knowledge she brings is a tremendous asset to Stewart as the company focuses on growth strategies going forward.
Manuel Sánchez was chairman and CEO of BBVA Compass for 10 years, during which time he served as director of the American Bankers Association, the Institute of International Bankers and the Greater Houston Partnership. He is currently a director at Fannie Mae and BanCoppel. The Murcia, Spain native currently teaches disruption in financial services at Rice University’s Jones School of Business. Mr. Sanchéz also served on the board of directors of OnDeck Capital from 2018 to 2020.
In his 27-year banking career, he has held executive roles in risk management, real estate, correspondent, community, corporate and investment banking. A graduate of Yale University, Sánchez earned master’s degrees in international relations from the London School of Economics and in advanced European economics from the College of Europe in Bruges, Belgium. A naturalized U.S. citizen, he lives in Houston with his wife and three children.
Qualifications:   Mr. Sánchez brings to the Stewart board more than 27 years of experience in the banking industry, working in the U.S., Mexico, France and Spain, having served in executive roles in risk management, real estate, correspondent, community, corporate and investment banking. His global insight, as well as his in-depth knowledge of banking and finance, provide valued expertise to the Company.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NINE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE
Board of Directors
We are currently managed by a Board of Directors comprised of nine members, the majority of whom are “independent” within the meaning of the listing standards of the NYSE. Assuming the election of the 2021 director slate set described above, these independent directors are: Thomas G. Apel, William S. Corey, Jr., Robert L. Clarke, C. Allen Bradley, Jr., Deborah J. Matz, Karen Pallotta and Manuel Sánchez. The Board of Directors has determined that none of these directors has any material relationship with us or our management that would impair the independence of their judgment in carrying out their responsibilities to us. In making this determination, the Board of Directors considers any transaction, or series of similar transactions, or any currently proposed transaction, or series of similar transactions, between us or any of our subsidiaries and a director to be material if the amount involved exceeds $120,000, exclusive of directors’ fees, in any of our last three fiscal years.
The roles of Chairman of the Board of Directors and CEO are separate, and each role is held by a different individual. The Chairman of the Board of Directors is elected by the Board following the annual meeting of stockholders. As discussed below, the Chairman presides over the regular and any special meetings of our non-management directors. Our non-management directors meet after each regularly scheduled Board meeting.
All of our directors shall be elected at the 2021 Annual Meeting and hold office until the next annual election of directors, or until his or her successor shall be chosen and shall be qualified, or until his or her death or the effective date of his or her resignation or removal for cause. Currently, the act of the majority of a quorum of the directors shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation, or the By-Laws.
The Company has a majority voting standard such that votes cast for any director must exceed the votes cast against such director in an uncontested election. The Company also requires a director who fails to receive a majority vote in an uncontested election to tender his or her resignation. Under the Company’s By-Laws, in a contested election (i.e., where the Secretary of the Company determines that the number of nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such annual meeting of stockholders), the plurality voting standard would apply and a director nominee receiving a plurality of votes cast will be elected as a director. During 2020, the Board of Directors held five regular meetings, three special meetings, and executed ten consents in lieu of meetings. All directors attended all of such meetings, except that one director missed one meeting. For 2021, the Board of Directors will have an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee. See “Committees of the Board of Directors” below.
The Board has adopted the Stewart Code of Business Conduct and Ethics, Guidelines on Corporate Governance, and Code of Ethics for Chief Executive Officers, Principal Financial Officers, and Principal Accounting Officer, each of which is available on our website at stewart.com/ corporate-governance and in print to any stockholder who requests it. We intend to disclose any amendment to or waiver under our Code of Ethics for Chief Executive Officers, Principal Financial Officers, and Principal Accounting Officer by posting such information on our website. Our Guidelines on Corporate Governance and the charters of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are available on our website at stewart.com/corporate-governance and in print to any stockholder who requests them. Our Guidelines on Corporate Governance strongly encourages attendance in person by our directors at our annual meetings of stockholders. All of our then elected directors attended our 2020 annual meeting of stockholders.
Director Qualifications
Each of our directors is an individual of high character and integrity, with an inquiring mind, and works well with others. Each director nominee brings a unique background and set of skills to the Board, giving the Board of Directors, as a whole, competence and experience in a wide variety of areas, including insurance, real estate, technology, strategic planning, corporate governance, executive management, accounting, finance, government and international business. For information regarding the qualifications, backgrounds, and experience of our director nominees, please see each nominee’s biographical information set forth in “Proposal 1” above.
Risk Oversight
The Board of Directors has ultimate responsibility for protecting value for all stakeholders. Among other things, the Board of Directors is responsible for understanding the risks to which we are exposed, approving management’s strategy to manage these risks, and monitoring and measuring management’s performance in implementing the strategy. The Board of Directors works with its committees and management to effectively implement its risk oversight role.
The Audit Committee, with the assistance of management, oversees the risks associated with the integrity of our financial statements, our compliance with legal and regulatory requirements, our liquidity requirements, cybersecurity protections and procedures, and other exposures to financial risk, and the Company’s enterprise risk management program. The Audit Committee reviews with management, independent accountants, and internal auditors (which internal audit function has been outsourced to Deloitte & Touche LLP) the accounting policies, the systems of internal controls, and the quality and appropriateness of disclosure and content in the financial statements or other external financial communications. The Audit Committee, with the assistance of our legal and human resources departments, also performs oversight of our various conduct and ethics programs and policies, including the Stewart Code of Business Conduct and Ethics, reviews these programs and policies to assure compliance with applicable laws and regulations, and monitors the results of our compliance efforts. To the extent the Audit Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board of Directors.
The Nominating and Corporate Governance Committee, with the assistance of management, oversees risks associated with administering our Guidelines on Corporate Governance and is responsible for reviewing and making recommendations for selection of nominees for election as directors by our stockholders and reviewing the various governance policies affecting the Company. To the extent the Nominating and Corporate Governance Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board of Directors.
The Compensation Committee, with the assistance of management, oversees risks associated with our compensation programs and policies. To the extent the Compensation Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board of Directors.
Committees of the Board of Directors
For 2021, the Board of Directors will have the following committees: an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee.
Audit Committee.   The Audit Committee’s duty is to assist the Board of Directors in fulfilling its oversight responsibility of:
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the integrity of the financial statements of the Company;

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the independent registered accountants’ qualifications, independence, and performance;

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the Company’s system of controls over financial reporting, performance of its internal audit function and the independent registered accountants, and compliance with ethical standards adopted by the Company; and

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the compliance by the Company with legal and regulatory requirements.

The Audit Committee has sole authority to appoint or replace our independent registered accountants. The Audit Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties. The Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on our website at stewart.com/ corporate-governance. The Audit Committee currently consists of Robert L. Clarke (Chair), William S. Corey, Deborah Matz and Manuel Sánchez.

During 2020, the Audit Committee held eight regular meetings, at which all members were present except that two members each missed one meeting. Each of the members of the Audit Committee is “independent” as defined under the listing standards of the NYSE and the Exchange Act of 1934, as amended (the “Exchange Act”), and the Board of Directors has determined that Messrs. Clarke, Corey, and Sánchez, and Ms. Matz are “audit committee financial experts” as defined in the rules of the SEC. No member of our Audit Committee serves on the audit committees of more than three public companies.
The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.
Persons wishing to communicate with the Audit Committee may do so by writing in care of the Chair, Audit Committee, Stewart Information Services Corporation, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056.
Nominating and Corporate Governance Committee.   It is the Nominating and Corporate Governance Committee’s duty to:
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identify individuals who may become Board members or advisory directors;

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select or recommend director nominees for the next annual meeting of stockholders;

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develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company;

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provide oversight of the Company’s corporate governance;

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oversee the evaluation of the Board of Directors, its Committees and management; and

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review and evaluate the Company’s Environmental, Social and Governance policies and practices.

The Nominating and Corporate Governance Committee currently consists of C. Allen Bradley, Jr. (Chair), Karen Pallota and Manuel Sánchez, each of whom is “independent” as that term is defined in the listing standards of the NYSE. The Nominating and Corporate Governance Committee held four meetings during 2020, at which all members were present. Our Nominating and Corporate Governance Committee’s charter is available on our website at stewart.com/corporate-governance.
Our Guidelines on Corporate Governance requires that a majority of our Board of Directors be “independent” as that term is defined in the rules of the NYSE. As described above, a majority of our current Board of Directors is “independent” under the listing standards of the NYSE. In considering candidates for election as independent directors, our Guidelines on Corporate Governance also provide that the Nominating and Corporate Governance Committee shall be guided by the following principles:
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Each Director should be an individual of the highest character and integrity and have an inquiring mind, experience at a strategy or policy-setting level, or otherwise at a high level of specialized expertise, and the ability to work well with others. Special expertise or experience that will benefit the growth of the Company’s business is particularly desirable.

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Each Director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a Director and, absent special circumstances approved by the Board, no Director should be simultaneously serving on the boards of directors of more than three other entities, excluding non-public companies such as those related to personal or family business and charitable, educational or other non-profit entities. Directors are not qualified for service on the Board unless they are able to make a commitment to prepare for, and attend, meetings of the Board and its committees on a reasonably regular basis.

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Each independent Director should be free of any significant conflict of interest that would interfere with the independence and proper performance of the responsibilities of a Director. Directors to be nominated for election by the holders of the Company’s Common Stock should not be chosen as representatives of a constituent group or organization; rather, each should utilize his or her unique experience and background to represent and act in the best interests of all stockholders as a group.

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Each Director is required to have equity ownership in the Company.

While the Board of Directors does not have a formal quantitative policy with respect to Board nominee diversity, the Nominating and Corporate Governance Committee of the Board considers Board diversity as an integral part of the nominating selection process. In recommending proposed nominees to the full Board, the Nominating and Corporate Governance Committee is charged with building and maintaining a Board that has an ideal mix of talent and experience to achieve our business objectives in the current environment. In particular, the Nominating and Corporate Governance Committee is focused on relevant subject matter expertise, depth of knowledge in key areas that are important to us, and diversity of thought, background, perspective, and experience so as to facilitate robust debate and broad thinking on strategies and tactics pursued by us. There are no minimum requirements for nomination. For further information on director qualification, see our Guidelines on Corporate Governance located at stewart.com/corporate-governance.
Each director is required to own an amount of Common Stock equal to a multiple of five times the stock portion of the annual director retainer. Each director has five years from their initial election to acquire the required amount of Common Stock. Stock ownership requirements have been designed in such a way that the ability of the Board of Directors to recruit diverse Board candidates will not be impaired, yet Board members will have a strong alignment with stockholders’ interests. Currently, five of the nine directors hold shares in excess of the shares required to meet the ownership guideline, and the acquisition period for the remaining four has not expired.
Pursuant to our By-Laws, the Nominating and Corporate Governance Committee will accept and consider director nominations made by stockholders. To be considered for nomination at our 2022 annual meeting of stockholders, stockholder nominations must be received by us no later than February 26, 2022, and no earlier than January 27, 2022. Persons wishing to submit the names of candidates for consideration by the Nominating and Corporate Governance Committee may submit such nominations in writing addressed to the Nominating and Corporate Governance Committee in care of the Secretary, Stewart Information Services Corporation, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056. Any such submission should include the candidate’s name, credentials, contact information and consent to be considered as a candidate.
Compensation Committee. It is the duty of the Compensation Committee to assist the Board of Directors in discharging its responsibilities relating to the Company’s compensation policies, the compensation of the Company’s officers and senior managers, and to produce the required report on executive compensation for inclusion in the Company’s annual proxy statement. For 2020, the Compensation Committee members were Thomas G. Apel (Chair), Deborah Matz, and Karen R. Pallotta. During 2020, the Compensation Committee held seven meetings, at which all members were present, and executed five consents in lieu of meetings. Our Board of Directors has determined that each member of our Compensation Committee is “independent” as that term is defined under the listing standards of the NYSE.
The Compensation Committee functions pursuant to its charter, which is available on our website at stewart.com/corporate-governance. The Compensation Committee’s specific duties and responsibilities include, but are not limited to, the following:
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Establishing and monitoring the basic philosophy and policies governing the compensation of executive officers, and employees or officers of the Company who are also serving as members of the Board of Directors;

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Reviewing recommendations submitted by the CEO, then approving and submitting to the Board of Directors for formal ratification any decisions with respect to the compensation for executive officers and officers of the Company who also are serving as members of the Board of Directors. These recommendations may include base pay, incentive compensation plans, perquisites, equity-based plans and relevant metrics and target award levels;

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Approving and submitting to the Board of Directors for formal ratification compensation decisions with respect to the compensation plan of the CEO;

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Recommending a pay-for-performance based CEO compensation plan to the Board of Directors and overseeing administration of the plan, including evaluating the CEO’s performance in light of the goals under the plan;

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Reviewing and approving employment agreements, severance agreements and change in control agreements with the executive officers and any employees or officers of the Company who are also serving as members of the Board of Directors;

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Reviewing the overall compensation structure and programs for all employees (including a review of any risks to the Company that may arise from such structure or programs);

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Approving the equity-based compensation plans of the Company; and

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Reviewing and discussing with management the disclosures in this proxy statement’s Compensation Discussion and Analysis (the “CD&A”), making a recommendation to the Board of Directors regarding the inclusion of the CD&A in this proxy statement, and producing a Compensation Committee Report for inclusion in the Company’s proxy statement, each in accordance with the requirements of the SEC.

The Compensation Committee has the sole authority to retain and terminate any independent compensation consultant. The Compensation Committee is responsible for determining the independence of its advisors by taking into consideration all factors relevant to advisor independence, including the factors set forth in the NYSE Listed Company Manual. The Compensation Committee has authority to direct the work of the compensation consultants and establish the consultants’ fees. It may also obtain advice and assistance from other advisors it determines necessary for effective completion of its duties. The Company is required to fund (i) the Compensation Committee’s approved expenses for any independent advisors employed by the Compensation Committee, and (ii) any other reasonable expenses incurred by the Compensation Committee.
Compensation Committee Interlocks and Insider Participation
During 2020, the Compensation Committee members were Thomas G. Apel (Chair), Deborah Matz, and Karen R. Pallotta. None of the current or former members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, is involved in a relationship requiring disclosure as an interlocking executive officer/director, or had any relationship requiring disclosure under Item 404 of Regulation S-K.
Sessions of Independent Directors
Our independent directors meet at regularly scheduled sessions without management. The Chairman of the Board presides at those sessions. Persons wishing to communicate with our non-management directors may do so by writing in care of the Chair, Audit Committee, Stewart Information Services Corporation, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056. Persons wishing to communicate with our other directors may do so by writing in care of the Secretary, Stewart Information Services Corporation, at the same address.
Environmental, Social and Governance Responsibility (“ESG”)
This past year reinforced the importance of one’s home to all the communities Stewart serves. Almost overnight, home became a place to work, a place to live, a place to learn and, most importantly, a place to stay healthy and safe. Our more than 5,800 worldwide employees rose to the challenges the COVID-19 pandemic created, helping to make home ownership during these difficult financial times a reality. If 2020 taught us anything, it was that who we are and what we stand for is even more important than what we do. For 127 years, Stewart has had a long history of doing the right thing, but our vision of becoming the premier title services company has galvanized us to improve every day.
In late 2019, Stewart took a long look at our history — all the way back to our founding in 1893 — and made some decisions about what kind of company we wanted to be going forward. In the process, we redefined how we do business. We recommitted ourselves to improving the experience we provide to all our employees, customers, partners and the greater community at large. We put our considerable financial strength to work investing in our business to provide better tools and resources for employees and loyal customers.
To achieve our vision, we know our business must be managed in a sustainable way. Consistent with our Company values, success in 2020 and beyond means maximizing the positive impact we have on the environment and society while continuing to manage our company in a transparent manner for our investors. Despite its many challenges, 2020 provided a number of foundational achievements on our corporate responsibility journey.

2020 Highlights
COVID Response
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Stewart transitioned over 70% of our employees to working remotely within days.

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We implemented drive-through closings, remote online notarization and remote ink notarization digital solutions.

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We implemented procedures to maximize the health and safety of our employees and customers consistent with federal and state guidelines.

Governance
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We welcomed two new members to our board of directors: Deborah Matz and William Corey joining Karen Palotta and Manolo Sanchez as our most recently elected directors.

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We partnered with CertifID to provide increased security against wire fraud for our offices and the independent agencies we underwrite.

Social
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We established the Stewart Foundation to deliver greater impact around our Company’s and employees’ efforts to drive positive change in the world.

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We gave out more scholarships to employees’ children than in any other year in our history.

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We laid the groundwork and launched a diversity and inclusion task force to lead the way in our efforts in addressing any bias issues as we attract, hire, retain and grow our workforce.

Environmental
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We acquired NotaryCam, a pioneering leader in online notarization and original provider of mortgage eClosing solutions, advancing our strategic vision of digitizing, securing and simplifying the title and closing process in an environmentally beneficial manner.

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We recycled or resold technology assets that became obsolete.

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Some positive environmental impact numbers include:

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More than 7,100 trees saved

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More than 5.5 million gallons of water saved

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More than 1,200 metric tons of CO2 emissions avoided

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We have strengthened our partnerships with firms in the renewable energy space of wind and solar, which is one of the leading segments of our energy practice and a significant part of our commercial services footprint.

Financial Strength
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Annual revenues of $2.28 billion represented an 18% increase over 2019.

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Total shareholder equity was $1.0 billion.

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Policyholder surplus in our principal underwriting subsidiary was $795 million, the highest in company history, which represents five years of surplus growth.

The Role of Sustainability in Our Journey
As we map the future of this Company and its employees, we recognize the role we play in our customers’ businesses, our industry and the greater world community. As part of our corporate responsibility commitment, we have just published our inaugural Environmental, Social and Governance Report which can be found at stewart.com/corporate-governance along with our other important policies and guidelines, including our Code of Business Conduct and Ethics, our Guidelines on Corporate Governance, our Vendor/Supplier Code of Conduct, our Human Rights Policy, our Anti-Money Laundering Policy, and our Environmental/Climate Policy. We view that report and the work that forms its core as central to our path ahead. The formation of an ESG team with representation from each of our business units and internal support services will guide us on this journey. During 2021, this team will develop long-term goals to help galvanize our sustainability efforts. Our Nominating and Corporate Governance Committee, through its charter, has oversight of matters relating to corporate responsibility and will review and guide decisions on these efforts.

EXECUTIVE OFFICERS
The following table sets forth the names and positions of our executive officers as of April 1, 2021:
Frederick H. Eppinger
Chief Executive Officer

David C. Hisey
Chief Financial Officer, Secretary and Treasurer

John L. Killea
Chief Legal Officer and Chief Compliance Officer

Tara S. Smith
Group President

Steven M. Lessack
Group President

Emily A. Kain
Chief Human Resources Officer

Brad A. Rable
Chief Information Officer

Below is biographical information for our executive officers (except Mr. Eppinger, whose biographical information is contained on page 11):
David C. Hisey.   David C. Hisey, 60 years old, serves as Chief Financial Officer (“CFO”), Secretary and Treasurer of the Company. He leads Stewart’s financial organization and strategy, overseeing financial planning and analysis, accounting, treasury and audit functions, as well as investor relations, corporate development, lender services and property management. As CFO, Mr. Hisey partners with each area of the business to help with their financial and commercial success, focusing on top-line growth and bottom-line margin enhancement. Mr. Hisey has more than 30 years of financial leadership experience and holds a Bachelor of Business Administration magna cum laude in Accounting from James Madison University and is a Certified Public Accountant in the Commonwealth of Virginia.
John L. Killea.   John L. Killea, 65 years old, with over 39 years of legal experience, is the Chief Legal Officer and Chief Compliance Officer of the Company. Mr. Killea is responsible for the underwriting, claims, litigation, compliance, corporate governance and regulatory areas for SISCO and its affiliated companies. Mr. Killea joined the Company in 2000 as Counsel in the claims and agency underwriting areas for Stewart Title Insurance Company (“STIC”), the Company’s New York underwriter. He served as Chief Claims Counsel and General Counsel for STIC and currently serves as its Chairman and CEO in addition to his other roles. Since his appointment in 2008 he has served as General Counsel for Stewart Title Guaranty Company (“STGC”). He is a member of the executive committees of STGC and STIC. Mr. Killea is also a member of the board of directors of STGC, Stewart Title Company, STIC, Stewart Title Limited, and Stewart Title Europe Limited, Stewart’s international underwriters. Mr. Killea received a Bachelor of Arts cum laude from Lafayette College and a Juris Doctorate from Fordham University School of Law. He is a member of the New York State Bar Association and has been admitted to practice in the State of New York and the United States District Court for both the Eastern and Southern Districts of New York.
Emily A. Kain.   Emily A. Kain, 38 years old, serves as Stewart’s Chief Human Resources Officer. She is responsible for the people side of the business, focusing on development and execution of the broader human resource and talent strategies, specifically in the areas of talent management, organizational design and succession planning, performance management, diversity and inclusion, total rewards, strategic communications, and all aspects of HR operations. Emily joined Stewart Title in 2014 as the manager of employee onboarding and immediately made a positive impact on the organization by enhancing and re-engineering the hiring and onboarding processes, employee experience and employee referral program, and developing and launching the Stewart Celebrates global recognition program. Prior to joining Stewart, Emily worked in public accounting and held multiple human resources positions in both the professional services and oil and gas industries. She draws on experience from both domestic and international roles of increasing scope and responsibility, and has applied her extensive experience to advancing Stewart’s HR function and strategy in support of our overall business plan and the strategic direction of the organization. She holds a bachelor’s degree in accounting from Louisiana State University and a master’s degree in accounting, with a concentration in internal audit, from the University of New Orleans. She also completed the Executive Education, Emerging Leaders Program at Rice University in 2011.
Steven M. Lessack.   Steven M. Lessack, 68 years old, is Group President of STGC, and CEO of Stewart Title Limited and Stewart Title Europe Ltd, overseeing the Company’s business activities in the United Kingdom, Europe and Australia. In 1997 he opened the Company’s Canadian operation, and he is responsible for the Company’s expansion activities outside of the United States. With more than 35 years of title insurance and related real estate knowledge, he also holds the position of Group President for SISCO. In this position, in addition to International Operations, he is responsible for and oversees our Direct Operations, Commercial Services group, Asset Preservation, Inc. and Stewart Insurance Risk Management within the United States. Prior to joining Stewart, Mr. Lessack was an independent agent of Stewart Title Insurance Company, the Company’s New York underwriter, which has offices throughout upstate New York. He attended California State University in San Bernardino.
Brad A. Rable.   Brad Rable, 54 years old, serves as Chief Information Officer (“CIO”) for the Company. A veteran IT leader and executive with significant experience in developing major initiatives, Mr. Rable is responsible for all areas of digital business enablement, enterprise technology solutions, enterprise title fulfillment shared services, and related strategies. Prior to joining Stewart, Mr. Rable was an executive partner with Gartner Executive Programs. He previously served as Executive Vice President, CIO, and Chief Strategy Officer for AIG/United Guaranty, leading the technology and product development divisions, as well as the innovation team that launched the AIG Mortgage Advisory Company. Mr. Rable received a Master of Arts in computer information resource management from Webster University, Missouri, and a Bachelor of Science in management information systems from Bowling Green State University, Ohio.
Tara S. Smith.   Tara S. Smith, 41 years old, serves as Group President of Stewart’s Agency Operations. In this role, she oversees Stewart’s independent title agency network of Trusted Providers™ and all products and services offered to the Company’s agency network. She also oversees the company’s marketing operations. Prior to joining Stewart in 2013, she spent 12 years in public accounting through which she provided strategic guidance to clients in the financial services and oil and gas industries. Ms. Smith serves as a member of the American Land Title Association’s Board of Governors. She earned a Bachelor of Business Administration in finance from the University of Texas at Austin.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation program for 2020. The following pages explain the process, objectives and structure of the executive compensation decisions undertaken by our Compensation Committee (“the Committee”) and our Board of Directors for 2020. This CD&A is intended to be read in conjunction with the tables beginning on page 36 below, which provide detailed historical compensation information for our Named Executive Officers (“NEOs”).
For 2020, our NEOs were:
Named Executive Officer (NEO)	Title
Frederick H. Eppinger	Chief Executive Officer
David C. Hisey	Chief Financial Officer, Secretary and Treasurer
Steven M. Lessack	Group President
John L. Killea	Chief Legal Officer and Chief Compliance Officer
Tara S. Smith	Group President
Executive Summary
After the termination of the merger agreement with Fidelity National Financial, Inc. in 2019 and the subsequent appointment of Mr. Eppinger to CEO, in 2020, we focused on establishing ourselves as an independent company with a vision of becoming the Premier Title Services Company in the industry. In light of these developments, we also recognized the need for changes to our compensation plans to support this new vision. Although the CD&A will focus primarily on 2020 compensation decisions, we also provide information on decisions for 2021 as we believe it is important to communicate how our compensation plans will evolve as we continue on our journey. We are excited about our future and are greatly encouraged by strong financial results during the first full year of our mission under Mr. Eppinger’s leadership to become the Premier Title Services Company in the industry.
As an essential business during the COVID-19 pandemic, we implemented a business continuity plan that allowed the successful transition of 70% of our workforce to remote work while still implementing creative approaches to safely serve our customers. We offered options such as Drive Through Closings and Digital Solutions and Programs using Remote Online Notary and Remote Ink Notary to allow transactions to be completed while being mindful of the health and safety of both our customers and employees. We also worked to ensure the health, safety, and wellbeing of our employees by establishing and communicating in-office safety protocols, implementing new online collaboration tools to allow employees to be productive while working remotely, providing employees with an internal resource website for information and updates, implementing an emergency pay practice, and established an allowance program for remote work connectivity. As vaccines become more widely available, and as authorities lift stay-at-home orders and other restrictions, we will continue to take the necessary steps to ensure the health and safety of our employees, their families, and our customers while we plan for returning to the workplace.
Despite the numerous challenges resulting from the pandemic on our operations, our 2020 performance produced strong financial results and included significant strategic achievements. Highlights include:
Net Income Attributable to the Company:   $154.9M ($6.22 per diluted share) compared to $78.6M ($3.31 per diluted share) in 2019;
Total Revenues:   $2.3B compared to $1.9B in 2019;
Direct Title Revenues:   $1,037.9M compared to $869.5M in 2019;
Gross Agency Revenues:   $1,151.0M compared to $970.5M in 2019;
Return on Equity:   15.4% compared to 10.5% in 2019;

Pre-Tax Margin:   9.6% compared to 6.0% in 2019;
Acquisitions:   Two appraisal management services companies, an online notarization and closing solutions provider, and a number of title offices across several states that added $109.2M in total revenues and $17.3M in pre-tax income for 2020;
Equity Raise:   Received net proceeds of $109M for issuing an aggregate of 3,026,340 new shares of Common Stock; and
Stock Performance:   Our Common Stock price increased by 18.6%.
2020 Pay Decisions
In recognition of the Company’s strong financial results and execution on key strategic initiatives, the Committee believes that the compensation paid to the Company’s NEOs for 2020 was well aligned to its performance and consistent with its long-standing track record of maintaining a strong pay-for-performance philosophy. Although the pandemic created significant uncertainty, the Committee did not lower goals or adjust performance at any point during the year. Decisions made for 2020 included:
•
NEO target pay packages focused on variable compensation (78% for our CEO and 67% for our other NEOs), as described in the “2020 Pay Mix” section.

•
The Short-Term Incentive Plan (based on corporate metrics) attained the maximum payout of 150% as a result of the strong performance described in the “2020 Performance Metrics, Goals, Results and Bonus Payouts” section.

•
Our three-year Total Shareholder Return (“TSR”) relative to the performance of our comparator group was in the 56th percentile and the three-year compound annual growth rate of our Book Value per Share was 15.2%. This resulted in earned payouts of 126% and 225% respectively, for the performance period ending December 31, 2020, as described in the “2018 Performance Share Grants” section.

Say-on-Pay Proposal and Shareholder Engagement
An overwhelming majority (96.4%) of the votes on our 2020 Say-on-Pay proposal were cast in favor of the proposal, which was similar to our 2019 result. The Committee interprets this strong level of support as affirmation of the overall structure of our executive compensation program and our approach to compensation decisions. As our business evolves, we are committed to the continuous improvement of our executive compensation program to ensure alignment with our strategic business priorities, leadership strategy, and shareholder interests.
At our 2017 Annual Meeting of Stockholders, 79.7% of our stockholders who voted (excluding broker non-votes) voted “Every Year” on frequency of holding future advisory votes on named executive officer compensation and approximately 72.4% of the votes cast (including broker non-votes) voted “Every Year” on frequency of holding future advisory votes on named executive officer compensation. Based on these results, the Board determined that the Company will hold an advisory vote on executive compensation every year.
Our Executive Compensation Practices
Below we highlight our key executive compensation practices, both the practices we have implemented to drive performance, and the practices we have not implemented because we do not believe they would serve our shareholders’ interests.

What We Do	What We Do Not Do
✓ Performance-based, “at risk” short-term and long-term compensation	× No liberal share recycling under our long-term incentive plan
✓ Heavy emphasis on variable pay	× No excise tax gross-ups on a change in control
✓ Equity ownership guidelines	× No repricing of underwater stock options
✓ Double-trigger vesting of cash severance payments and equity on a change in control	× No hedging transactions or short sales by executive officers or directors permitted
✓ Independent compensation consultant	× No significant perquisites
✓ Regular review of share utilization
✓ Claw back policy to recover wrongfully earned performance-based compensation associated with material financial misstatement
What Guides Our Program
Compensation Philosophy and Objectives
The Company’s executive compensation structure follows a “pay-for-performance” philosophy by providing a meaningful relationship between the compensation earned by our executives, the overall success of our organization, and the returns generated to our shareholders.
The overall objectives of our executive compensation program are to:
•
Attract and retain high-performing, industry leading talent who will build and sustain our long-term success;

•
Incentivize our executives to achieve financial and strategic goals in a way that creates and sustains long-term value, balancing both risk and reward;

•
Align the interests and financial incentives of our executives with shareholders’ interests; and

•
Ensure performance-based compensation does not encourage excessive risk taking.

Our executive compensation program is also intended to be market competitive. For 2020, the Committee approved a “total direct compensation opportunity” for each executive officer consisting of base salary, target short-term incentive compensation and target long-term incentive compensation. The intent is for total direct compensation to be competitive among the comparator group, specifically targeting the pay comparator group median. The Committee also considers historical and individual circumstances, including: tenure, experience, individual performance, retention factors, and the availability of comparable data for each position.
The Committee believes the majority of executive officer compensation should be “at-risk,” with the realized value heavily dependent upon the Company’s financial, operational, and shareholder return performance. We believe executive officers should be rewarded appropriately for their efforts when financial performance meets or exceeds established objectives. Likewise, incentive compensation may be reduced or eliminated if performance does not meet established goals. Incentive compensation is designed to appropriately balance annual results and the Company’s sustained, multi-year success. Short-term awards primarily are payable in cash, while long-term awards are equity-based.
Implementing the Philosophy in 2020
In executing the pay philosophy, the Company recognized the need for an increased focus on ownership and ownership behaviors, and on profitable growth for 2020. As a result, in 2020, the Company more than doubled the number of participants in its annual long-term incentive program (“LTIP”) and granted one-time option awards to key leaders. The Company also shifted emphasis in its short-term incentive program (“STIP”) to reward pre-tax margin and revenue growth and align more closely to overall financial objectives.
To provide NEOs and other executive officers with compensation that is competitive, target pay levels are generally set at the median for the pay comparator group with an opportunity to earn compensation in excess of the median in return for exceeding performance goals.

Element	Purpose
Base Salary	Provides competitive fixed compensation and is established after considering external market rates, executive officer performance, Company performance, experience, and desired pay mix.
Annual Short-Term Incentive
Designed to motivate NEOs and other executive officers to achieve key annual objective measures of financial performance. Consistent with our philosophy, STIP awards are linked to metrics that our NEOs and other executive officers can directly influence and that we believe correlate strongly to positive shareholder returns.

Long-Term Incentives
LTIP grants further incentivize NEOs and other executive officers to drive shareholder value and foster a sense of Company ownership. Our LTIP’s equity-based awards and multi-year vesting schedule align NEO and other executive officer interests with those of our shareholders through the common goal of sustained stock price appreciation. Without positive stock price returns, the realized value of LTIP grants will be less than the target value at the time of grant. Alignment is also reinforced through share ownership guidelines.

Our NEOs and other executive officers are eligible for additional benefits and limited perquisites in line with market practices as well as the same health and welfare benefits available to our general employee population.
2020 Pay Mix
The core principle of our executive compensation philosophy is to pay for performance. Accordingly, our executive officer compensation program is heavily weighted toward “at-risk” variable compensation.
We have three elements of total direct compensation: base salary, short-term incentive, and long-term incentive. As illustrated in the charts below, in 2020, 78% of target total direct compensation to Mr. Eppinger, our CEO, was variable and “at-risk”, while the average mix of other NEO compensation was 67% variable and “at-risk”.

Benchmarking and Pay Comparison
When considering our compensation practices and pay levels, the Committee reviews the compensation practices and pay levels of a comparator group of companies to determine market levels. Since there are only four publicly held title insurance companies, and two of those are substantially larger than we are, a pay comparator group was established by the Committee that reflects companies of comparable size that share a comparable labor market. The Committee periodically reviews the composition of this group to ensure that the companies in the group are relevant for comparative purposes and that the companies in the group have executive officer positions with responsibilities and scope similar to ours.

To identify an appropriate comparison group, the Committee and its independent compensation consultant reviewed data for potential comparators relating to revenue, including the role of agency revenue, market capitalization (generally 0.5x to 2.0x our size), and sector within the insurance industry. The Committee also considered business focus (such as title companies, property/casualty insurance companies, reinsurance companies, and similar companies within the insurance sector) and the relevance of the company as a comparator based on a “comparator of comparators” assessment, which includes comparator companies of the other publicly-held title companies.
In establishing the comparator group for 2020, the Committee approved the following changes from the 2019 peer group:
•
Removed:   Ambac Financial Group, Inc., Crawford & Company, Donegal Group Inc., Kemper Corporation, Maiden Holdings, Ltd., and MBIA Inc.

•
Added:   American Equity Investment Life Holding Company, CNO Financial Group, Inc., Enstar Group Limited, James River Group Holdings, Ltd., and The Hanover Insurance Group, Inc.

The changes were intended to remove companies with material portfolio changes or significant changes in market capitalization, causing them to be either smaller in size due to multi-year declining revenue or too large without being a direct peer, and replace them with companies comparable in size that are more relevant for comparative purposes.
Pay Comparator Group:
American Equity Investment Life Holding Company	MGIC Investment Corporation
American National Insurance Company	National General Holdings Corporation
Argo Group International Holdings, Ltd.	Old Republic International Corporation
CNO Financial Group, Inc.	ProAssurance Corporation
Employers Holdings, Inc.	Radian Group Inc.
Enstar Group Limited	RLI Corp.
First American Financial Corporation	Safety Insurance Group, Inc.
Hilltop Holdings Inc.	Selective Insurance Group, Inc.
Horace Mann Educators Corporation	State Auto Financial Corporation
James River Group Holdings, Ltd.	The Hanover Insurance Group, Inc.
Mercury General Corporation	United Fire Group, Inc.
Elements of 2020 NEO Compensation
Base Salaries
The Company pays an annual base salary to each NEO to provide the executive officer with a fixed rate of cash compensation during the year. In establishing base salaries, the Committee considers a variety of factors including, but not limited to, leadership and operational performance as it relates to an executive officer’s level of duties and responsibilities, the executive officer’s significance and impact on the Company’s achievement of its strategic objectives, and the executive officer’s base salary relative to the base salaries of individuals in a similar role in peer companies.
In connection with its annual review of executive officer compensation, the Committee considered each NEO’s base salary, and elected to make moderate changes to salary levels for 2020. Resulting pay levels reflected the Committee’s evaluation of market data and the performance of the executive officers.

The annualized base salaries of each NEO are shown in the table below:
NEO	2019 Base Salary	2020 Base Salary	% Change
Frederick H. Eppinger	$850,000	$850,000	0.0%
David C. Hisey	$461,250	$475,000	3.0%
Steven M. Lessack	$563,750	$565,000	0.2%
John L. Killea	$450,000	$475,000	5.6%
Tara S. Smith		$305,000
Mr. Killea was given a more significant increase based upon evaluation of benchmark pay data. Ms. Smith was not an NEO in 2019.
Short-Term Incentives
Short-Term Incentive Plan for 2020
The Committee believes short-term incentive compensation is a necessary component in providing a competitive pay opportunity. Further, we believe our short-term incentive approach should align to the Company’s overall objectives and contribute to creating shareholder value.
Setting Target Award Opportunities
The Committee established a short-term incentive target award amount for each NEO as a percentage of base salary. This target is used at the end of the year as the base point for determining any actual award earned. The Committee sets the target award opportunities based on each NEO’s level of responsibility and ability to impact our business results, as well as relative to benchmark pay data, as outlined on page 25.
The 2020 short-term incentive target award opportunities were as follows:
NEO	Base Salary	Short-Term Incentive Target (as a % of Base Salary)	Short-Term Incentive Target
Frederick H. Eppinger	$850,000	125%	$1,062,500
David C. Hisey	$475,000	100%	$475,000
Steven M. Lessack	$565,000	100%	$565,000
John L. Killea	$475,000	100%	$475,000
Tara S. Smith	$305,000	60%	$183,000
For 2021, the Committee increased Ms. Smith’s short-term incentive target to 100%. Ms. Smith was promoted to Group President of Agency Services at the end of 2018 when our former Group President retired. This increase is in recognition of her strong performance, increased expertise, experience, scope of responsibility, and evaluation of benchmark pay data.
2020 Performance Metrics, Goals, Results and Bonus Payouts
The Committee established short-term incentive performance goals for each NEO for 2020, and the applicable weight for each goal. In addition, the Committee decided to remove Modified EBITDA and Modified ROE as goals and replace them with Net Revenue. Pre-Tax Margin was maintained. The Committee believes Pre-Tax Margin and Net Revenue better align our NEOs to the financial objectives of the Company and are two of the most important metrics used by shareholders to evaluate the financial performance of our business. We believe achieving our goals on these metrics will create short-term and long-term value that should benefit our shareholders through strong shareholder returns.
Our performance metric targets are set in alignment with our annual financial plan, which is developed in the fourth quarter of the preceding year and reviewed and approved by the Company’s Board of Directors no later than early in the first quarter. The development of our annual financial plan is a rigorous process that considers many factors including, but not limited to, industry data, key economic data, Company strategic objectives, and long-term financial goals. The resulting targets reflect performance that we feel balance reasonable attainment with objective progress towards our longer-term financial goals that will benefit our shareholders.
For Messrs. Eppinger, Hisey, and Killea, short-term incentive bonus payouts are 100% dependent on the achievement of corporate goals. For Mr. Lessack and Ms. Smith, the short-term incentive bonus payout is a mix of corporate-level and business-specific goals tied to the business units they lead. Mr. Lessack was given a heavier weighting on his business-specific goals to reflect the significant influence his performance has on the Company’s overall results.
For each goal, the achievement of threshold performance results in a payout multiple of 50% of target, and the achievement of maximum performance results in a payout multiple of 150% of target. Performance below threshold levels results in no payout for that incentive component, and performance between threshold and maximum levels results in an interpolated payout between 50% and 150%. This payout range was narrowed compared to previous years to reduce payout risk in the first full year of our transformation.
The following tables provide a breakdown of targeted award opportunities, metrics used to determine short-term incentive payout, performance levels, performance results, and the actual short-term incentive payout as a percent of the target amount indicated in the table above for each NEO. Performance range numbers are rounded. A description of each goal is provided in a table below.
Corporate Performance Goals — Messrs. Eppinger, Hisey, Killea
		Performance Range				Actual Payout as a % of Target
Goal Weight	Goal	Minimum	Target	Maximum	2020 Result
80%	Corporate Pre-Tax Margin	4.4%	5.9%	7.3%	10.2%	150.0%
20%	Corporate Net Revenue	$999.3M	$1,086.2M	$1,173.1M	$1,346.1M	150.0%
Corporate and Business Unit Performance and Individual Goals — Mr. Lessack(1)
		Performance Range				Actual Payout as a % of Target
Goal Weight	Goal	Minimum	Target	Maximum	2020 Result
20%	Corporate Pre-Tax Margin	4.4%	5.9%	7.3%	10.2%	150.0%
5%	Corporate Net Revenue	$999.3M	$1,086.2M	$1,173.1M	$1,346.1M	150.0%
60%	Contribution Margin (BU)	21.7%	25.6%	29.4%	31.5%	150.0%
15%	Net Operating Revenue (BU)	$791.4M	$860.2M	$929.0M	$991.4M	150.0%

(1)
The Business Unit (“BU”) for Mr. Lessack includes Direct Operations, Commercial Services, Asset Preservation Inc., Stewart Insurance & Risk Management, and International Operations.

Corporate and Business Unit Performance and Individual Goals — Ms. Smith(1)
		Performance Range				Actual Payout as a % of Target
Goal Weight	Goal	Minimum	Target	Maximum	2020 Result
40%	Corporate Pre-Tax Margin	4.4%	5.9%	7.3%	10.2%	150.0%
10%	Corporate Net Revenue	$999.3M	$1,086.2M	$1,173.1M	$1,346.1M	150.0%
40%	Contribution Margin (BU)	50.0%	54.0%	58.1%	57.0%	136.8%
10%	Net Operating Revenue (BU)	$168.9M	$183.6M	$198.3M	$217.5M	150.0%

(1)
The BU for Ms. Smith is Agency Services.

The following table shows the calculation of each NEO’s actual 2020 short-term incentive bonus based on the target opportunity and total payout multiple from the results shown in the tables above.

NEO	2020 Short-Term Incentive Target	2020 Payout Multiple(1)	2020 Short-Term Incentive Payout
Frederick H. Eppinger	$1,062,500	150.0%	$1,593,750
David C. Hisey	$475,000	150.0%	$712,500
Steven M. Lessack	$565,000	150.0%	$847,500
John L. Killea	$475,000	150.0%	$712,500
Tara S. Smith	$183,000	144.7%	$264,827

(1)
Reflects the aggregate payout multiple from the results shown in the tables above.

The table below provides details on each of these goals.
Goal	Description
Modified Pre-Tax Margin
Modified Pre-Tax Margin is calculated by dividing modified pre-tax profits by modified gross revenues. Modifications remove the effect of investment and other gains (losses), as well as the effects of non-recurring, unusual and/or extraordinary items as determined by the Committee.

Modified Net Revenue
Modified Net Revenue is calculated by subtracting “Amounts retained by independent agencies” from modified gross revenue. Modifications remove the effect of investment and other gains (losses), as well as the effects of non-recurring, unusual and/or extraordinary items as determined by the Committee.

Long-Term Incentives
Long-Term Incentive (LTI) Plan for 2020
We believe that long-term incentives are critical to helping the Company achieve alignment of shareholder and executive officer interests by rewarding NEOs for the creation of sustained shareholder value and providing us with a means to attract, retain, and motivate the high-caliber executive officers needed to achieve our desired performance goals.
In support of our mission to become the Premier Title Services Company, the Committee supported using stock options and time-based restricted stock units for our 2020 LTI Plan. Each component represented approximately 50% of the total value of the award based on the grant date fair value.
The Committee believed stock options provided the best balance between retention value and shareholder interests. In the first year of executing on our strategic objectives, we needed our NEOs and key organizational leaders committed for the long-term and focused on executing their strategic objectives that will create long-term value. Stock options allow us to provide financial incentives that directly align to shareholder interests because their value is completely dependent upon stock price appreciation.
Over the next few years, we expect our LTI Plan will evolve as we execute on our strategic and financial objectives. We are committed to ensuring that our LTI Plan provides the right balance between attracting, retaining, and rewarding our NEOs and key organizational leaders and the interests of our shareholders.
For 2021, the Committee approved adding a financial metric in the form of performance-based restricted stock units. In addition, the Committee also approved target grant value increases for Mr. Lessack and Ms. Smith. The increases for Mr. Lessack and Ms. Smith are in recognition of their strong performance, importance and significance to our long-term success, and our desire to provide a pay mix with a greater emphasis on long-term incentives that is in line with competitive pay levels based on the evaluation of benchmark pay data.

2020 Long-Term Awards (Number of Shares Underlying Awards)
NEO	Stock Options	Time-Based Restricted Stock Units
Frederick H. Eppinger	143,437	19,240
David C. Hisey	71,250	9,557
Steven M. Lessack	22,125	2,967
John L. Killea	35,625	4,778
Tara S. Smith	19,443	2,608
Stock Options
The non-qualified stock options have an exercise price equal to the closing price of our Common Stock on the date of grant and have a 10-year term. They vest over a three-year period with 20% vesting on the first anniversary date, 30% vesting on the second anniversary date, and 50% vesting on the third anniversary date. Stock options are subject to continued employment on each vesting date. Upon exercise, shares are subject to our stock ownership guidelines.
Time-Based Restricted Stock Units
Time-based equity awards are granted in the form of restricted stock units. These are intended to encourage the retention of our NEOs and align interests with shareholders by providing a continuing incentive to increase shareholder value. The realized value of the award depends on the Company’s share price at the time awarded units vest. The time-based restricted stock units vest in equal annual installments over three years from the grant date of the award.
2018 Performance Share Grants
In 2018, our NEOs were granted performance shares which could be earned based on our total shareholder return (“TSR”) performance relative to other publicly-held companies in the real estate sector through the end of 2020 and based on an absolute measure of compound annual growth rate (“CAGR”) in book value plus cumulative dividends over the performance period.
The following table shows the relationship between performance achieved and shares earned as a percentage of target.
	TSR vs. Real Estate Comparators		Book Value Per Share (CAGR)
Performance	Level of Performance Achieved	Percentage Vesting	Level of Performance Achieved	Percentage Vesting
Threshold	40thpercentile	25%	5%	25%
Target	50thpercentile	100%	10%	100%
Maximum	80thpercentile	225%	15%	225%
Actual Performance	56.3rdpercentile	126%	15.2%	225%
NEO	Target Number of Relative TSR Performance Shares	Payout Factor (% of Target)	Number of Shares Earned	Target Number of Book Value Performance Shares	Payout Factor (% of Target)	Number of Shares Earned
David C. Hisey	6,923	126%	8,725	6,923	225%	15,576
John L. Killea	3,461	126%	4,362	3,461	225%	7,787
The shares were released on February 11, 2021, once performance was approved.
The below publicly-held companies in the real estate sector were used in the performance comparator group for the 2018 TSR performance share grant. These companies were selected because we felt the external factors that influence their stock price performance were the most comparable to ours and would provide the most reasonable basis for trying to establish a relative metric.

Beazer Homes USA Inc.	KB Home	NVR Inc.
CBRE Group Inc.	Lennar Corp.	PulteGroup Inc.
Century Communities Inc.	LGI Homes Inc.	Radian Group Inc.
Comstock Holding Cos.	M/I Homes Inc.	RE/MAX Holdings Inc.
CoStar Group Inc.	Marcus & Millichap Inc.	Realogy Holdings Corp.
D.R. Horton Inc.	MDC Holdings Inc.	Taylor Morrison Home Corp.
Fidelity National Financial	Meritage Homes Corp.	Toll Brothers Inc.
First American Fin. Corp.	MGIC Investment Corp.	TRI Pointe Group Inc
Hovnanian Enterprises Inc.	Mr. Cooper Group Inc.	Zillow Group Inc.
Investors Title Co.	New Home Company Inc.
Jones Lang LaSalle Inc.	NMI Holdings Inc.
The Decision-Making Process
The Committee, Management, and the Committee’s independent compensation consultant collaborate in designing the executive officer compensation plans with the shared goal of developing and implementing a program that will assist the Company in the accomplishment of its strategic objectives, provide meaningful reward opportunities for NEOs and other executive officers, and promote shareholder value.
The Role of the Compensation Committee
The Committee is comprised solely of independent, non-employee members of the Board of Directors and oversees all components of the executive officer compensation program. Details of the Committee’s authority and responsibilities are specified in its Charter, which is available at stewart.com/corporate-governance.
The Committee determines the components and amount of compensation for our NEOs and other executive officers and provides overall guidance for employee compensation policies and programs. The Committee reserves the right to make modifications to annual incentive plans and retains an independent compensation consultant who provides relevant information and best practice advice. The Committee reviews and sets the compensation of the CEO, evaluates CEO performance and compensation in executive session without management present, and consults with the CEO for compensation recommendations for other executive officers. The CEO’s recommendations are based on the achievement of targeted metrics, performance of the individual’s respective business or function, importance and contribution of the individual to the Company’s short-term and long-term success and employee retention considerations. The Committee reviews current compensation best practices with its independent compensation consultant, considers our CEO’s recommendations and approves, in its sole discretion, any compensation changes affecting our executive officers.
The Role of Management
Members of management assist the Committee by providing individual and aggregate pay recommendations that management believes recognize individual contribution and provide market-competitive compensation for executive officers that is consistent with the Company’s compensation philosophy. As part of this process, management engages with the Committee regarding the information provided on market trends, potential compensation plan designs, and industry trends, before making recommendations to the Committee. In support of 2020 compensation plans, management:
•
Recommended base salaries and short-term and long-term incentive target levels for executive officers other than the CEO; and

•
Proposed incentive metrics, targeted performance levels, and plan components for the short-term and long-term incentive plans.

At the end of the 2020 performance year, management reviewed metric-based performance relative to goals in 2020 for each executive officer, and the CEO presented recommendations regarding short-term and long-term incentive award payouts for each of the executive officers aside from himself.

The Committee reviews and discusses management’s recommendations in executive session in conjunction with its independent compensation consultant, when making compensation decisions or recommendations to the full Board.
The Role of the Compensation Consultant
For the 2020 plan year, the Committee engaged Board Advisory, LLC to assist in providing a comprehensive assessment of its executive officer compensation programs. Upon approving the executive officer compensation programs for the 2020 plan year, the Committee terminated the relationship with Board Advisory, LLC, and in September, selected Mercer (U.S.) Inc. (“Mercer”) to assist with the 2021 plan year. The Committee maintains sole authority to select, retain, terminate, and approve fees and other retention terms of the relationship with the compensation consultant.
The Committee’s independent compensation consultant provides various executive officer compensation services to the Committee. Generally, these services include advising the Committee on the principles of our executive officer compensation program and providing market information and analysis regarding the competitiveness of our program design and award values in relation to performance. In addition, the consultants attended meetings of the Committee, as requested by the Committee Chair.
The NYSE has adopted guidelines for compensation committees to consider when evaluating Compensation Committee advisor independence. The Committee reviewed these guidelines and determined that Board Advisory, LLC and Mercer are independent consultants under these guidelines. Board Advisory, LLC and Mercer perform no services for the Company other than services for the Committee regarding executive officer and non-employee director compensation.
Our management communicated with the consultants and provided data to the consultants regarding our executive officers but did not direct the consultants’ activities, which were directed by the Committee.
Executive Compensation Risk Mitigation
The Committee does not believe that the Company’s compensation policies and practices encourage excessive or unnecessary risk-taking by our executive officers and other employees. Moreover, the Committee believes that our compensation program is designed with an appropriate mix of compensation to mitigate these risks. Practices include:
•
Setting base compensation for executive officers within reasonable ranges of our competitive market and rewarding executive officers through our short-term and long-term incentive plans for exceptional performance when the Company outperforms to align management’s interests with shareholders’ interests;

•
Giving the Committee discretion to consider any imprudent risk assumption or action that led to short-term gains or otherwise unduly contributed to the attainment of specific objectives and to adjust awards accordingly;

•
Incorporating performance-based long-term incentives, which encourage consistent behavior and reward long-term, sustained Company performance;

•
Prohibiting trading of derivatives or hedging by executive officers and directors, as required in the Company’s Security Trading and Investment Policy;

•
Maintaining a claw back policy to recover any wrongfully earned performance-based compensation, including stock-based awards, which is designed to deter and prevent detrimental behavior and to protect our investors from financial misconduct;

•
Regularly benchmarking our current compensation practices, policies and pay levels with our pay comparator group;

•
Requiring a mandatory forfeiture of grants of unvested equity upon a termination by the Company for cause;

•
Ensuring that our executive officer compensation program is overseen by a committee of independent directors, who are advised as needed by both internal and external risk experts; and

•
Using share ownership guidelines that require executives to retain a specified ownership level of equity awards.

Stock Ownership Guidelines
A significant focus of our compensation philosophy is on aligning the interests of our executive officers with those of our shareholders. In 2017, the Company implemented stock ownership guidelines, as presented below.
Under the established stock ownership guidelines, the required levels of ownership as a multiple of base salary is five times for the CEO and two times for other NEOs. These levels of ownership must be achieved within a five-year period from the latter of the date the guidelines became effective or the time an individual becomes an executive officer.
The Committee annually monitors stock ownership requirements and progress of executive officers toward achieving those guidelines. In making this determination, the Committee considers Common Stock deemed to be held in the Stewart 401(k) Savings Plan, Common Stock beneficially owned by the executive officer (but excluding options whether or not exercisable), and time-based restricted stock granted to the executive officer.
As of December 31, 2020, Messrs. Hisey and Killea have achieved their respective guideline ownership levels. Messrs. Eppinger and Lessack, and Ms. Smith are still within the five-year timeframe to comply.
Named Executive Officer	Ownership Level as Multiple of Salary
Frederick H. Eppinger	5x
David C. Hisey	2x
Steven M. Lessack	2x
John L. Killea	2x
Tara S. Smith	2x
Equity Award Policies
The Committee has a policy against making equity grants to our executive officers until any material non-public information has been disclosed to the public.
Claw Back Policy
The Company and the Board reserve the right to recover (or “claw back”) from certain current and/or former executive officers any wrongfully earned performance-based compensation, including stock-based awards, under the following circumstances:
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There is a restatement of Company financials due to material non-compliance with any financial reporting requirement; or

•
The Board determines that the current or former executive officer has willfully committed an act of fraud, dishonesty or recklessness in the performance of his or her duties that contributed to the non-compliance that resulted in the requirement to restate Company financials; and

•
The cash incentive or performance-based equity compensation would have been less valuable than what was actually awarded or paid based upon the application of the correct financial results.

These provisions are designed to deter and prevent detrimental behavior and to protect our investors from financial misconduct.
Hedging and Pledging
Our insider trading policy prohibits any director, executive officer, employee, or any Section 16 Reporting Person from engaging in transactions designed to insulate them from changes in the Company’s stock price.

The Company’s anti-hedging policy prohibits our directors, executive officers, Section 16 Reporting Persons, and all other employees from entering into transactions that include (without limitation) equity swaps or short sales of our securities, margin accounts or pledges of our securities, and hedges or monetization transactions involving our securities that are designed to offset any decrease in the market value of the Company’s securities. In addition, the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities is prohibited under this policy and borrowing against any account in which our securities are held is prohibited.
Health and Welfare Plans
Our executive officers, along with all other employees, are eligible to participate in our medical, dental, vision, life, accidental death and disability, long-term disability, short-term disability, and other applicable employee benefits. In addition, our executive officers and other key personnel are provided an executive benefit plan that consists of additional company-paid long-term disability and group variable life insurance basic coverage.
Defined Contribution Plan
The primary tax qualified long-term compensation plan we have for our employees in the United States is the Stewart 401(k) Savings Plan. Our executive officers participate in this plan on the same terms as our other employees.
Deferred Compensation Plan
The Salary Deferred Compensation Plan is a nonqualified, elective, deferred compensation plan designed to supplement any existing qualified plans and provide an extra financial benefit to key personnel and highly compensated employees. The Company supports this plan as an additional method for key personnel and highly compensated employees to defer all or a portion of their salary, commissions, and bonus to plan for retirement. Assets are held in a separate rabbi trust to pay plan benefits. Rabbi trust assets are subject to the claims of creditors of the Company in the event of bankruptcy. None of the NEOs contributed to this plan in 2020.
Executive Officer Employment Agreements
The Board has approved, based on the recommendation of the Committee, the provision of certain post-termination benefits to our executive officers to encourage their continued leadership and commitment in the event of a change in control. In exchange for the benefits we provide under each agreement, our executive officers are required to agree to certain confidentiality, non-competition, and non-solicitation covenants which the Committee believes are valuable to us when an executive officer’s employment terminates. In addition, the Committee believes that we should provide an inducement for our executive officers to remain in the service of our Company in the event of any proposed or anticipated change in control of our Company in order to facilitate an orderly transition, without placing the executive officer in a position where he or she is concerned about being terminated without compensation in connection with such a transaction.
The employment agreements articulate the terms and conditions of an executive officer’s employment with the Company, including termination provisions and applicable restrictive covenants. Generally, each agreement contains the following provisions:
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Term:   one-year employment term for executive officers. Following the completion of the initial term, each agreement will automatically be extended annually for a one-year term, unless at least 90 days prior to the applicable renewal date either party gives written notice that the term should not be further extended after the next termination date. Mr. Eppinger has an employment term concluding on December 31, 2022. Following the completion of the initial term for Mr. Eppinger, the agreement will automatically be extended annually for additional one-year terms, unless at least 90 days prior to the applicable renewal date either party gives written notice that the term should not be further extended after the next termination date. Mr. Killea was under a three-year employment term that expired on November 6, 2020. Following the completion of the initial term for Mr. Killea, the agreement has been automatically extended annually for one-year terms, unless at least 30 days prior to the applicable renewal date either party gives written notice that the term should not be further extended after the next termination date.
•
Salary:   initial annual base salary, subject to annual review and increase by the Board.

•
Short-Term and Long-Term Incentive Participation:   opportunity to participate in the Company’s short- and long-term incentive plans are subject to annual review by the Committee. No guaranteed amounts are paid under either our short-term or long-term incentive plans, except as set forth in any accelerated vesting provisions of the respective agreements.

•
Benefit Plan Participation:   opportunity to participate in other Benefits offered to employees such as group life, medical plan, and other fringe benefits.

•
Perquisites:   perquisites include normal paid association and membership dues, executive development up to $5,000, and additional executive life insurance and disability benefits for all NEOs. Mr. Eppinger received a monthly housing allowance. Messrs. Killea and Lessack received monthly auto allowances. Mr. Lessack received tax preparation services. These are described in more detail in the “All Other Compensation” section.

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Severance and Change in Control Provisions:   described in more detail in the “Potential Payments upon Termination or Change in Control” section.

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Additional Shareholder-Friendly Requirements:   minimum Company stock ownership requirements and restricted covenants including confidentiality, non-competition, and non-solicitation.

The Committee believes the employment agreements provide assurance to the executive officers by articulating employment terms not subject to change except by annual action.

EXECUTIVE COMPENSATION
Summary of Compensation
The following table summarizes compensation information for each of our NEOs for the three years ended December 31, 2018, 2019, and 2020, for each year they were NEOs.
Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	SEC Total
Frederick H. Eppinger Chief Executive Officer	2020	$850,000		$764,982	$763,085	$1,593,750	$66,028	$4,037,845
	2019	$264,263		$499,999		$776,946	$15,910	$1,557,118
David C. Hisey Chief Financial Officer, Secretary, and Treasurer	2020	$475,000		$379,986	$379,050	$712,500	$100,687	$2,047,223
	2019	$461,250		$922,474		$1,011,863	$22,681	$2,418,268
	2018	$450,000	$167,782	$899,921		$282,218	$165,758	$1,965,679
Steven M. Lessack Group President	2020	$565,000		$117,968	$117,705	$847,500	$81,538	$1,729,711
	2019	$563,750	$200,000			$723,011	$142,365	$1,629,126
John L. Killea Chief Legal Officer and Chief Compliance Officer	2020	$475,000		$189,973	$189,525	$712,500	$94,647	$1,661,645
	2019	$450,000		$449,934		$987,184	$61,401	$1,948,519
	2018	$450,000	$167,782	$449,895		$282,218	$101,522	$1,451,417
Tara Smith Group President	2020	$305,000		$103,694	$103,437	$264,827	$13,762	$790,720

(1)
Represents grant date fair value of stock awards granted in the designated year calculated in accordance with FASB ASC Topic 718. For additional information regarding such computations and any related assumptions, see Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. More information on fiscal 2020 Stock Awards is set forth in “Compensation Discussion and Analysis — Elements of 2020 NEO Compensation —  Long-term Incentives” and in “Grants of Plan-Based Awards” below.

(2)
Represents grant date fair value of stock options granted to each NEO in the designated year completed in accordance with FASB ASC Topic 718. For additional information regarding such computations and any related assumptions, see Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. More information on fiscal 2020 Option Awards is set forth in “Compensation Discussion and Analysis — Elements of 2020 NEO Compensation — Long-term Incentives” and in “Grants of Plan-Based Awards” below.

(3)
Represents cash incentive awards paid to the NEOs. More information on fiscal 2020 Non-Equity Incentive Plan Compensation is set forth in “Compensation Discussion and Analysis — Elements of 2020 Named Executive Officer Compensation,” and “Compensation Discussion and Analysis — 2020 Performance Metrics, Goals, Results, and Bonus Payouts.”

(4)
See the following table captioned “All Other Compensation.”

All Other Compensation
Item	Frederick H. Eppinger	David C. Hisey	Steven M. Lessack	John L. Killea	Tara S. Smith
Other Compensation
Life Insurance	$3,030	$4,103	$11,094	$7,776	$431
Long-Term Disability Insurance Premiums — UNUM IDI	$5,027	$6,836	$3,132	$6,961	$1,179
Long-Term Disability Insurance Premiums Group Basic LTD	$421	$421	$421	$421	$421
Restricted Stock Dividends		$79,777		$61,120	$2,182
401(k) Matching Contribution	$9,550	$9,550	$9,858	$9,970	$9,550
Tax Preparation Services			$45,033
Perquisites
Auto Allowance			$12,000	$8,400
Housing Allowance	$48,000
Total	$66,028	$100,687	$81,538	$94,648	$13,763
Grants of Plan-Based Awards
The following table sets forth information concerning individual grants of plan-based equity and non-equity awards for the year ended December 31, 2020.
		Short-Term Incentive Plan Awards			Stock Options	Time Based Long-Term Incentive Plan Awards	Grant Date Fair Value of LTI Awards
Name	2020 Grant Date	Threshold	Target	Maximum
Frederick H. Eppinger	Jan1(1)	$531,250	$1,062,500	$1,593,750
	Feb7(2)				143,437		$763,085
	Feb7(3)					19,240	$764,982
David C. Hisey	Jan1(1)	$237,500	$475,000	$712,500
	Feb7(2)				71,250		$379,050
	Feb7(3)					9,557	$379,986
Steven M. Lessack	Jan1(1)	$282,500	$565,000	$847,500
	Feb7(2)				22,125		$117,705
	Feb7(3)					2,967	$117,968
John L. Killea	Jan1(1)	$237,500	$475,000	$712,500
	Feb7(2)				35,625		$189,525
	Feb7(3)					4,778	$189,973
Tara S. Smith	Jan1(1)	$91,500	$183,000	$274,500
	Feb7(2)				19,443		$103,437
	Feb7(3)					2,608	$103,694

(1)
Reflects 2020 Short-term Incentive Award. More information on fiscal 2020 Non-Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — 2020 Performance Metrics, Goals, Results, and Bonus Payouts.”

(2)
Reflects grant of Options to purchase Common Stock that vest on a backloaded schedule over three years (20%, 30%, and 50%), commencing on the first anniversary of the grant date. The exercise price is the closing price of the stock ($39.76 on 02/07/2020) on the grant date. All Options have a ten-year term. More information on fiscal 2020 Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — Long-Term Incentive Plan for 2020.”

(3)
Reflects grant of Time-Based Restricted Stock Units that vest ratably over three years, commencing on the first anniversary of the grant date. The grant date fair value is the closing price of the stock ($39.76 on 02/07/2020) on the grant date. More information on fiscal 2020 Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — Long-Term Incentive Plan for 2020.”

Stock Vested
The following table includes (1) time-based shares granted in 2017, 2018, and 2019 that vested in the 2020 calendar year, and (2) performance-based shares granted in 2018 tied to Relative Total Shareholder Return and Book Value that vested on December 31, 2020 and were delivered on February 11, 2021 to Messrs. Hisey and Killea. For Ms. Smith, performance-based shares granted in 2018 were tied to Absolute Total Shareholder Return and were delivered on February 11, 2021.
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
David C. Hisey(1)	46,541	$2,266,003
John L. Killea(2)	28,216	$1,329,907
Tara S. Smith	1,855	$80,763

(1)
For Mr. Hisey, this includes a three-year time-based grant that was provided to him when he was hired (16,629 shares with a value realized on vesting of $751,631).

(2)
For Mr. Killea, this includes the remaining outstanding shares from a time-based grant that was provided to him when he assumed the role of President (12,913 shares with a realized valued on vesting of $561,457).

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information concerning the outstanding equity awards held by each of our NEOs for the year ended December 31, 2020.
This table includes time-based restricted stock units granted in 2018, 2019 and 2020 and performance-based units granted in 2019. The performance shares granted in 2019 have a vesting date of December 31, 2021. The closing price on December 31, 2020, the last trading day in 2020, was $48.36.
	Stock Awards				Option Awards
Name	Number of Time- Based Shares or Units That Have Not Vested (#)	Market Value of Time-Based Shares or Units That Have Not Vested ($)	Number of Performance- Based Shares or Units That Have Not Vested (#)	Market Value of Performance- Based Shares or Units That Have Not Vested ($)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date
Frederick H. Eppinger	34,046	$1,646,465	0	$0	0	143,437	$39.76	2/7/2030
David C. Hisey	16,626	$804,033	14,282	$690,678	0	71,250	$39.76	2/7/2030
Steven M. Lessack	2,967	$143,484	0	$0	0	22,125	$39.76	2/7/2030
John L. Killea	8,254	$399,163	6,966	$336,876	0	35,625	$39.76	2/7/2030
Tara S. Smith	5,176	$250,311	0	$0	0	19,443	$39.76	2/7/2030
Nonqualified Deferred Compensation Plans
The Company established the Deferred Compensation Plan as described on page 34. None of our NEOs deferred 2020 compensation under the plan. Of our NEOs, only Mr. Killea has a balance in the plan. The following table outlines contributions and balances as of December 31, 2020.

Name	2020 NEO Contributions	2020 Change in Account Value(1)	2020 Withdrawals	Ending Balance as of 12/31/20
John L. Killea	$0	$22,920	$0	$182,901

(1)
Plan investments generated positive returns in 2020 due to positive market performance. This amount is not reflected in the Summary Compensation Table.

Potential Payments upon Termination or Change in Control
Each of the NEOs (or their beneficiaries) is entitled to certain payments upon termination of employment. The table below represents the payments owed under each termination category.
Payment	Death	Disability	Retirement(1)	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason”(1)	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason” in connection with Change in Control(1)
Accrued Amounts(2)	Yes	Yes	Yes	Yes	Yes
Retirement or Severance Payments	Not applicable	Not applicable	None for CEO; 1 times base salary for other NEOs	2 times base salary for CEO; 1 times base salary for other NEOs	2 times base salary for all NEOs
Short-Term Incentive	Prorated incentive target for full months employed	Prorated incentive target for full months employed	None for CEO; 1 times incentive target for other NEOs	Not applicable	2 times incentive target for all NEOs
Time-Based Long-Term Incentive	Delivered per vesting schedule on a pro-rata basis	Delivered per vesting schedule on a pro-rata basis	None for CEO; Delivered per vesting schedule without proration for other NEOs	Delivered per vesting schedule on a pro-rata basis	Accelerated and fully vested at target(3)
Performance-Based Long-Term Incentive	Delivered per vesting schedule on a pro-rata basis, upon attainment of performance criteria	Delivered per vesting schedule on a pro-rata basis, upon attainment of performance criteria	None for CEO; Delivered per vesting schedule on a pro-rata basis, upon attainment of performance criteria for other NEOs	Delivered per vesting schedule on a pro-rata basis, upon attainment of performance criteria	Accelerated and fully vested at target(3)
Stock Options(4)	Only vested Stock Options are exercisable	Only vested Stock Options are exercisable	Only vested Stock Options are exercisable	Only vested Stock Options are exercisable	Accelerated and fully vested
COBRA Continuation (Medical Insurance)	Not applicable	Employer paid portion up to 12 months	None for CEO; Employer paid portion up to 12 months for other NEOs	Employer paid portion up to 18 months for CEO; 12 months for other NEOs	Employer paid portion up to 18 months for CEO; 12 months for other NEOs
Outplacement Services	Not applicable	Not applicable	Not applicable	None for CEO; Up to $10,000 for other NEOs	None for CEO; Up to $10,000 for other NEOs

(1)
A general release of claims is required in exchange for payments made for a termination tied to retirement, involuntary termination without cause, voluntary resignation for good reason, or in connection with a change in control.

(2)
As of the date of termination, any accrued but unpaid base salary, accrued but unused vacation time, earned but unpaid short-term incentive and long-term incentive payments for the prior fiscal year, vested employee benefits (401(k) Plan) and expenses entitled for reimbursement are collectively known as “Accrued Amounts”. This payment applies to all types of terminations except termination for “Cause”.

(3)
Under the 2018 Incentive Plan and 2020 Incentive Plan, all grants require a “double trigger” to accelerate or modify vesting conditions after a change in control, requiring both a change in control event and a qualifying termination of employment before any vesting will be accelerated.

(4)
In the event of Death or Disability, vested Stock Options must be exercised on the earlier of one year following the termination of employment or the Expiration Date. Generally, for the other termination categories, vested Stock Options must be exercised on the earlier of 60 days following the termination of employment or the Expiration Date.

All NEOs are required to sign a document obligating confidentiality, as well as a 12-month non-competition and non-solicitation covenant. If the NEOs violate any provisions, they forfeit all unvested awards and incentive plan benefits.
In addition to the payments and provisions above, if Mr. Eppinger and the Company agree to mutually separate upon the conclusion of the employment term on December 31, 2022, he will be entitled to his unvested time-based long-term incentives delivered as per the vesting schedule, and unvested performance-based long-term incentives delivered as per the vesting schedule, upon attainment of performance criteria.
The tables below show details of payout amounts under each termination category if they would have occurred on December 31, 2020. Long-term incentive values reflect the closing price of our Common Stock of $48.36 on December 31, 2020 multiplied by the target number of unvested shares/units for each NEO. Long-term incentive forfeiture provisions and pro-rata calculations have been incorporated as applicable.
Frederick H. Eppinger	Death	Disability	Retirement(1)	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason”	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason” in connection with Change in Control
Cash Severance or Retirement Payments				$1,700,000	$1,700,000
Short-Term Incentive	$1,062,500	$1,062,500			$2,125,000
Time-Based Long-Term Incentive	$668,093	$668,093		$668,093	$1,646,465
Stock Options					$1,233,558
COBRA Continuation (Medical Insurance)		$16,913		$25,369	$25,369
Total	$1,730,593	$1,747,506	$0	$2,393,462	$6,730,392

(1)
As of December 31, 2020, per his employment agreement, Mr. Eppinger was not eligible for retirement benefits and would therefore not receive any payments under that termination category.

David C. Hisey	Death or Disability	Retirement(1)	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason”	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason” in connection with Change in Control
Cash Severance or Retirement Payments			$475,000	$950,000
Short-Term Incentive	$475,000			$950,000
Time-Based Long-Term Incentive	$419,088		$419,088	$804,033
Performance-Based Long-Term Incentive	$460,387		$460,387	$690,678
Stock Options				$612,750
Outplacement Services			$10,000	$10,000
Total	$1,354,475	$0	$1,364,475	$4,017,461

(1)
As of December 31, 2020, Mr. Hisey was not retirement eligible due to his age and therefore would not receive any payments under that termination category.

Steven M. Lessack	Death	Disability	Retirement	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason”	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason” in connection with Change in Control
Cash Severance or Retirement Payments			$565,000	$565,000	$1,130,000
Short-Term Incentive	$565,000	$565,000	$565,000		$1,130,000
Time-Based Long-Term Incentive	$47,731	$47,731	$143,484	$47,731	$143,484
Stock Options					$190,275
COBRA Continuation (Medical Insurance)		$7,170	$7,170	$7,170	$7,170
Outplacement Services				$10,000	$10,000
Total	$612,731	$619,901	$1,280,654	$629,901	$2,610,929
John L. Killea	Death	Disability	Retirement	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason”	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason” in connection with Change in Control
Cash Severance or Retirement Payments			$475,000	$475,000	$950,000
Short-Term Incentive	$475,000	$475,000	$475,000		$950,000
Time-Based Long-Term Incentive	$151,850	$151,850	$399,163	$151,850	$797,159
Performance-Based Long-Term Incentive	$224,584	$224,584	$224,584	$224,584	$336,876
Stock Options					$306,375

John L. Killea	Death	Disability	Retirement	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason”	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason” in connection with Change in Control
COBRA Continuation (Medical Insurance)		$12,995	$12,995	$12,995	$12,995
Outplacement Services				$10,000	$10,000
Total	$851,434	$864,430	$1,586,743	$874,430	$3,363,405

Tara S. Smith	Death	Disability	Retirement(1)	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason”(1)	Involuntary Termination without “Cause” or Voluntary Resignation for “Good Reason” in connection with Change in Control
Cash Severance or Retirement Payments				$305,000	$610,000
Short-Term Incentive	$183,000	$183,000			$366,000
Time-Based Long-Term Incentive	$107,262	$107,262		$107,262	$250,311
Performance-Based Long-Term Incentive
Stock Options					$167,210
COBRA Continuation (Medical Insurance)		$16,913		$16,913	$16,913
Outplacement Services				$10,000	$10,000
Total	$290,262	$307,175	$0	$439,175	$1,420,434

(1)
As of December 31, 2020, Ms. Smith was not retirement eligible due to her age and therefore would not receive any payments under that termination category.

Compensation of Directors
Our directors received fees as follows during the year ended December 31, 2020:
Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Thomas G. Apel	$157,000	$60,000	$1,000	$218,000
C. Allen Bradley, Jr.	$45,000	$106,000	$1,000	$152,000
Glenn Christenson(3)	$21,000	$0	$0	$21,000
William S. Corey	$57,041	$55,561	$0	$112,602
Robert L. Clarke	$50,500	$106,000	$0	$156,500
Deborah Matz	$71,000	$60,000	$0	$131,000
Matthew W. Morris(4)	$58,000	$60,000	$150,630	$268,630
Karen R. Pallotta	$77,000	$60,000	$1,000	$138,000
Manolo Sanchez	$39,500	$106,000	$0	$145,500

(1)
The annual stock award to non-management directors elected at the 2020 Annual Meeting of Stockholders was valued based on the market value per share of Common Stock at the close of business on June 4, 2020.

(2)
Directors who reside outside of the state receive a travel fee of $1,000 for attendance at in-person meetings. In the event a director must travel from out of state, an additional $1,000 fee is paid for each time they travel for a Board meeting.

(3)
Mr. Christenson served as a director from January 1, 2020 until June 4, 2020 and did not stand for re-election at our 2020 annual meeting of stockholders.

(4)
During the year ended December 31, 2020, Mr. Morris received $150,630 in fees for consulting services provided to the Company in connection with the previously disclosed Professional Services Agreement entered into between the Company and Mr. Morris effective January 16, 2020. The agreement ended on July 16, 2020.

Compensation for our non-management directors for 2020 consisted of cash compensation for annual retainers and meeting fees for all Board members and Committee Chairs, equity compensation consisting of stock awards, and certain other compensation. Each of the current components of our non-management director compensation is described in more detail below. In 2020, we paid annual retainers to Board members and Committee Chairs as follows:
•
Board cash retainer of $40,000

•
Board restricted stock retainer of $60,000, which will vest on the date of the 2021 annual stockholders meeting

•
Chairman of the Board cash retainer of $70,000

•
Committee Chair cash retainers in the following amounts:

•
Audit — $15,000

•
Compensation — $10,000

•
Nominating and Corporate Governance — $10,000

•
Meeting fees in the following amounts:

Board of Directors — $3,000 in-person/$2,000 telephonic
•
Audit — $2,500

•
Compensation — $2,000

•
Nominating and Corporate Governance — $2,000

Directors have the option to take their entire retainer in stock. They must notify the Secretary of such election by January 31 of each year. If they choose this option, they will be granted a 15 percent bonus on the portion that would otherwise be paid in cash, payable in stock only. In addition, we reimburse reasonable expenses incurred for attendance at Board and Committee meetings.
Please see the Corporate Governance section on page 13 for information concerning stock ownership guidelines for directors.
CEO Pay Ratio Disclosure
The pay ratio has been calculated using CEO annual total compensation as a multiple of our median employee’s annual total compensation. Mr. Eppinger’s 2020 total compensation, as disclosed in the Summary Compensation Table on page 36, was used for this calculation since he served as the CEO of the Company for the entirety of 2020. The following methodology was used to calculate the median employee total compensation:
•
Our total employee population is 5,723 employees on December 31, 2020. We included 203 employees in Canada and 101 employees in Costa Rica, 24 employees in the United Kingdom, 2 employees in

Italy, 1 employee in Belize, and 1 employee in the Czech Republic, but excluded a total of 285 foreign employees(1) from other countries equating to less than 5% of our total population. Our resulting dataset represents 5,438 employees. Compensation paid to employees in local currencies was converted to United States Dollars using exchange rates on December 31, 2020.
•
Calculated total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K (the same way total compensation was calculated for our CEO in the Summary Compensation Table) for each employee and annualized the total compensation for any employee who worked less than a full year, based on the number of days they were employed in fiscal year 2020.

Based on the foregoing, our CEO’s annual total compensation was 63.75 times the median of the annual total compensation of all employees, excluding the CEO.
We believe the pay ratio disclosed above is a reasonable estimate calculated in accordance with SEC rules, based on our records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio allow companies to use a variety of methodologies and apply various assumptions. The application of various methodologies may result in significant differences in the results reported by SEC reporting companies. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio we report above.

(1)
Australia — 16, Pakistan — 251, Poland — 4, Romania — 14

COMPENSATION COMMITTEE REPORT
To the Board of Directors of Stewart Information Services Corporation:
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of the proxy statement with the Company’s management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Members of the Compensation Committee
Thomas G. Apel, Chair
Deborah Matz
Karen R. Pallotta
Dated: April 9, 2021

PROPOSAL NO. 2
ADVISORY VOTE REGARDING THE COMPENSATION OF
STEWART INFORMATION SERVICES CORPORATION’S
NAMED EXECUTIVE OFFICERS
The Compensation Discussion and Analysis beginning on page 22 of this proxy statement describes the Company’s executive compensation program and the compensation decisions made by the Compensation Committee and the Board of Directors for 2020 with respect to our CEO and other executive officers named in the Summary Compensation Table on page 36 (whom we refer to as the NEOs). The Board of Directors is asking stockholders to cast a non-binding advisory vote on the following resolution:
“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”
The Board of Directors is asking stockholders to support this proposal. While the advisory vote we are asking you to cast is non-binding, the Compensation Committee and the Board of Directors value the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our NEOs.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION REGARDING THE COMPENSATION OF STEWART INFORMATION SERVICES CORPORATION’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT OF
KPMG LLP
AS STEWART INFORMATION SERVICES CORPORATION’S
INDEPENDENT AUDITORS FOR 2021
KPMG LLP served as our principal independent auditors for our fiscal year ended December 31, 2020. Our Audit Committee has reappointed KPMG LLP as our principal independent auditors for our fiscal year ending December 31, 2021. Our stockholders are being asked to vote to ratify the appointment of KPMG LLP. If the stockholders do not ratify the appointment, the Audit Committee will reconsider its selection of KPMG LLP and will either continue to retain this firm or appoint new independent auditors. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint different independent auditors at any time during the year if it determines that such a change would be in the Company’s and the stockholders’ best interests. We expect representatives of KPMG LLP to be present at the 2021 Annual Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.
Audit and Other Fees
The following table sets forth the aggregate fees billed for professional services rendered by KPMG LLP for each of our last two fiscal years:
	Year Ended December 31
	2020	2019
Audit fees(1).	$2,125,036	$1,940,505
Audit-related fees	—	—
Tax fees(2)	3,240	—
All other fees(3) .	—	59,600

(1)
Fees for the audit of our annual financial statements, the audit of the effectiveness of our internal controls over financial reporting, review of financial consolidated statements included in our Quarterly Reports on Form 10-Q, fees related to Stewart’s fees related to procedures performed in connection with the filing of Stewart’s registration statement and the issuance of comfort letters, in 2020, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for the fiscal years shown.

(2)
Fees rendered by KPMG LLP for tax compliance services.

(3)
Fees for independence requirements attest report related to Stewart Valuation Services.

The Audit Committee must preapprove all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors. Since May 6, 2003, the effective date of the SEC’s rules requiring preapproval of audit and non-audit services, 100% of the services identified in the preceding table were preapproved by the Audit Committee. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that the subcommittee will present all decisions to grant preapprovals to the full Audit Committee at its next scheduled meeting.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS STEWART INFORMATION SERVICES CORPORATION’S INDEPENDENT AUDITORS FOR 2021.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Board has established an Audit Committee (the “Committee”) of independent directors, which operates under a written charter adopted by the Board on November 5, 2020. The Charter is reviewed annually and is available in the “Corporate Governance” section of our web site: stewart.com/corporate-governance.
The Committee currently consists of four members: Robert L. Clarke, Chair, William C. Corey, Manuel Sánchez and Deborah Matz, all of whom possess the necessary levels of financial literacy required to enable them to serve, and all members qualify as Committee Financial Experts. For more information on Committee member qualifications and credentials, please see “Proposal 1 — Election of Directors — Director Nominees” on page 9 above. A more detailed discussion of the Committee, including the number of meetings and attendance, is provided above under “Committees of the Board of Directors.”
The Company’s management team has primary responsibility for preparing the consolidated financial statements and for the Company’s financial reporting process. The Company’s independent registered public accountants, KPMG LLP, are responsible for expressing an opinion on the Company’s consolidated financial statements, and whether such financial statements are presented fairly in accordance with U.S. generally accepted accounting principles.
Under its charter, the primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities as to, among other duties: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the performance of the internal audit function of the Company; (iv) the Company’s financial and operational risk management; (v) the Company’s information technology security protections and procedures; and (vi) the Board’s evaluation and control of the Company’s risk profile.
Each year, the Committee reviews and evaluates the qualifications, performance and independence of the independent registered public accountants and lead partner, including taking into account the opinions of management. In doing so, the Committee considers a number of factors including, but not limited to: quality of services provided; technical expertise and knowledge of the industry; effective communication, objectivity and independence; and the potential impact of changing independent registered public accountants. Further, the Committee selects from a pool of proposed candidates for lead partner of the independent registered public accountants who generally rotates every five years in accordance with SEC rules. The current lead partner was engaged in 2019. Based on its evaluation, the Committee believes that it is in the best interest of the Company and its stockholders to continue retention of KPMG, LLP as our independent registered public accountants.
The Committee reviews with the independent registered public accountants the scope of the external audit engagement, and oversees the internal audit, ethics and compliance functions, and regularly reviews the financial results prior to earnings announcements. The Committee regularly meets with the independent registered public accountants, the internal auditors, and the Chief Legal Officer, with and without management present, to discuss the results of their examinations and evaluations.
In this context, the Committee hereby reports as follows:
1.
The Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.
The Committee has discussed with the independent registered public accountants the matters required to be discussed under the applicable rules adopted by the Public Company Accounting Oversight Board (PCAOB).

3.
The Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent registered accountants’ communications with the Committee concerning independence and has discussed with the independent registered public accountants the independence of the registered public accountants.

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Committee has recommended to the board of directors that the audited financial statements be included in the

Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.
Each of the members of the Committee is “independent” as defined under the listing standards of the NYSE.
The undersigned members of the Committee have submitted this report:
Robert L. Clarke, Chair
William S. Corey
Deborah Matz
Manuel Sánchez
Dated: February 24, 2021

CERTAIN TRANSACTIONS
Pursuant to the Stewart Code of Business Conduct and Ethics and the Company’s Code of Ethics for Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer, each of which are available on our web site at stewart.com/corporate-governance (together, the “Company Codes”), if any director or executive officer has a conflict of interest (direct or indirect, actual or potential) with the Company, such as any personal interest in a transaction involving the Company, the conflict must be fully, fairly and timely disclosed to the Company (either to the Board of Directors or the Company’s Chief Legal Officer, as provided for by the Company Codes). Conflicts of interest may include transactions between the Company and the immediate family of a director or executive officer, such as their spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and cohabitants. Any transaction involving an actual and material conflict of interest between the Company and any of its directors or executive officers is prohibited unless approved by the Board of Directors. A director with a conflict of interest must recuse himself or herself from participating in any decision to approve any such transaction. Furthermore, any material transaction between the Company and any holder of 5% or more of the Company’s voting securities is also prohibited unless approved by the Board of Directors.
In 1986, the Company entered into an agreement with Malcolm S. Morris, the father of Matthew W. Morris who is one of our directors, pursuant to which he or his designee is entitled to receive, commencing upon his death or attainment of the age of 65 years, 15 annual payments in amounts that will, after payment of federal income taxes thereon, result in a net annual payment of  $133,333 to him. For purposes of such agreement, the beneficiary is deemed to be subject to federal income taxes at the highest marginal rate applicable to individuals. Such benefits are fully vested and are forfeited only if a beneficiary’s employment with us is terminated by reason of fraud, dishonesty, embezzlement or theft. Mr. Morris began receiving his payments in 2011 when he turned age 65. He receives his payment on or as soon as administratively feasible after his birthday each year.
Susan K. Duva is the spouse of Steven M. Lessack. During the year ended December 31, 2020, Ms. Duva served as Foreign Services Manager and received compensation of approximately $143,036.
During the year ended December 31, 2020, Matthew W. Morris received $150,630 in fees for consulting services provided to the Company in connection with the previously disclosed Professional Services Agreement entered into between the Company and Mr. Morris effective January 16, 2020. The agreement terminated on July 16, 2020.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
To be included in the proxy statement and form of proxy relating to our 2022 annual meeting of stockholders, proposals of Common Stockholders must comply with Rule 14a-8 of the Exchange Act and be received by us at our principal executive offices, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056, by December 16, 2021.
HOUSEHOLDING
To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials, including the Notice of Internet Availability of Proxy Materials, to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received a single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of the proxy materials, you may request a separate copy of these materials at no cost to you by contacting us at Stewart Information Services Corporation, Attention: David Hisey, Secretary, 1360 Post Oak Boulevard, Suite 100, Houston, Texas 77056 or at (713) 625-8100. For future annual meetings, you may request separate voting materials, or request that we send only one Notice or Internet Availability of Proxy Materials or, if applicable, set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.
OTHER MATTERS
Except as set forth in this proxy statement, our management does not know of any other matters that may come before the 2021 Annual Meeting. However, if any matters other than those referred to above should properly come before the 2021 Annual Meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment.
If you wish to bring any item of business, except to nominate an individual for election as a director, which is addressed in the immediately following sentence, before the stockholders at our 2022 annual meeting of stockholders, you must provide notice of your intention to do so in accordance with the advance notice of business procedures set forth in the Company’s By-Laws no later than February 26, 2022, and no earlier than January 27, 2022. If you wish to nominate an individual for election as a director at our 2022 annual meeting of stockholders, you must provide notice of your intention to do so in accordance with the advance notice of nomination procedures set forth in the Company’s By-Laws no later than February 26, 2022, and no earlier than January 27, 2022.
By Order of the Board of Directors,
David Hisey
Secretary
April 15, 2021

stewart® VOTE

Your vote matters – here's how to vote!

Online
Go to **www.envisionreports.com/STC** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Annual Meeting
To access the virtual Annual Meeting, please visit **www.meetingcenter.io/238851520**. If prompted for a password, please enter **STC2021**.

2021 Annual Meeting Proxy Card

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

____

Any other business that properly comes before the meeting.

1 P C F

03F28C

1 P C FMark here to voteFOR all nominees01 - Thomas G. Apel 02 - C. Allen Bradley, Jr. 03 - Robert L. Clarke 04 - William S. Corey, Jr.05 - Frederick H. Eppinger, Jr. 06 - Deborah J. Matz 07 - Matthew W. Morris 08 - Karen R. Pallotta09 - Manuel SánchezMark here to WITHHOLDvote from all nomineesFor All EXCEPT - To withhold authority to vote for any nominee(s),write the name(s) of such nominee(s) below._____________________________________________________________________Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.03F28C++Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR A Proposals 2 and 3.2. Approval of the compensation of Stewart Information ServicesCorporation’s named executive officers (Say-on-Pay)3. Ratification of the appointment of KPMG LLP as StewartInformation Services Corporation’s independent auditors for 2021;1. Election of Directors:For Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.Any other business that properly comes before the meeting.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q2021 Annual Meeting Proxy CardFor Against AbstainYou may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/STCor scan the QR code — login details arelocated in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaYour vote matters – here’s how to vote!Annual MeetingTo access the virtual Annual Meeting, please visitwww.meetingcenter.io/238851520. If prompted for apassword, please enter STC2021.

Notice of 2021 Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting — May 27, 2021John Killea, David Hisey and Pamela O’Brien, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares ofthe undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Stewart InformationServices Corporation to be held on May 27, 2021, or at any postponement or adjournment thereof.Unless otherwise marked, this proxy will be voted FOR the election of the nominees named in Proposal 1, FOR the approval of the compensation of StewartInformation Services Corporation's named executive officers, FOR the ratification of KPMG LLP as the Company's independent auditors for 2021 in accordancewith the discretion of the persons designated above, with respect to any other business that may properly come before the annual meeting.Proxy — Stewart Information Services CorporationqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.C Non-Voting Items++Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The material is available at: http://www.envisionreports.com/STC,and at www.meetingcenter.io/2388515202021 Annual Meeting of Stewart Information Services Corporation StockholdersMay 27, 2021, 8:30 a.m. CTThe 2021 Annual Stockholders Meeting will be completely virtual.You may access the meeting online, vote your shares electronically and submit your questions during the meeting by visitingwww.meetingcenter.io/238851520You must use the 15-digit control number included on this card to jointhe meeting at the set date and timeThe password for this meeting is — STC2021 stewart® VOTE

Your vote matters – here's how to vote!

Online
Go to **www.envisionreports.com/STC** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

Any other business that properly comes before the meeting.

1 P C F

03F2BB

1 P C FMark here to voteFOR all nominees01 - Thomas G. Apel 02 - C. Allen Bradley, Jr. 03 - Robert L. Clarke 04 - William S. Corey, Jr.05 - Frederick H. Eppinger, Jr. 06 - Deborah J. Matz 07 - Matthew W. Morris 08 - Karen R. Pallotta09 - Manuel SánchezMark here to WITHHOLDvote from all nomineesFor All EXCEPT - To withhold authority to vote for any nominee(s),write the name(s) of such nominee(s) below._____________________________________________________________________Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.03F2BB++Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR A Proposals 2 and 3.1. Election of Directors:Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q2021 Annual Meeting Proxy Card - 401(k) Salary Deferral Plan2. Approval of the compensation of Stewart Information ServicesCorporation’s named executive officers (Say-on-Pay)3. Ratification of the appointment of KPMG LLP as StewartInformation Services Corporation’s independent auditors for 2021;For Against Abstain For Against AbstainAny other business that properly comes before the meeting.You may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/STCor scan the QR code — login details arelocated in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaYour vote matters – here’s how to vote!

Notice of 2021 Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting — May 27, 2021The undersigned, as a named fiduciary for voting purposes, hereby directs Charles Schwab Trust Bank, as Trustee for the Company’s 401(k) Salary DeferralPlan, to vote all shares of common stock of Stewart Information Services Corporation allocated to my account as of April 1, 2021, as directed. As noted in theCompany’s Proxy Statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to votefor election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Nominating and CorporateGovernance Committee.I understand that I am to mail this confidential voting instruction card to Computershare acting as tabulation agent, or vote by Internet or telephone asdescribed on proxy, and that my instructions must be received by Computershare no later than 11:59 p.m. Eastern Time Monday, May 24, 2021. If myinstructions are not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my accountwill be voted in accordance with the terms of the Plan document. The Trustee will vote any common stock with respect to which it does not receive timelydirections so that the proportion of such stock voted in any particular manner on any matter is the same as the proportion of the stock with respect to whichthe Trustee has received timely directions which is so voted.(Items to be voted appear on reverse side)Proxy — Stewart Information Services Corporation - 401(k) Salary Deferral PlanqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.C Non-Voting Items++Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The material is available at: http://www.envisionreports.com/STC,and at www.meetingcenter.io/2388515202021 Annual Meeting of Stewart Information Services Corporation StockholdersMay 27, 2021, 8:30 a.m. CTThe 2021 Annual Stockholders Meeting will be completely virtual.You may access the meeting online, vote your shares electronically and submit your questions during the meeting by visitingwww.meetingcenter.io/238851520You must use the 15-digit control number included on this card to jointhe meeting at the set date and timeThe password for this meeting is — STC2021